                                                                     EXHIBIT 2.1









                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        MELITA INTERNATIONAL CORPORATION

                               MICA CORPORATION I

                                       AND

                            ESHARE TECHNOLOGIES, INC.

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE 1  DEFINITIONS...........................................................1
ARTICLE 2  THE MERGER............................................................7
   2.1.     The Merger...........................................................7
   2.2.     Effective Time of the Merger.........................................7
   2.3.     Surviving Corporation................................................7
ARTICLE 3  MERGER CONSIDERATION; STATUS AND CONVERSION OF SHARES.................8
   3.1.     Conversion of Shares in the Merger...................................8
   3.2.     Status of Treasury Shares............................................8
   3.4.     Status of Options....................................................8
   3.5.     Deposit of Shares in Escrow; Payment for Shares in the Merger........8
   3.6.     Fractional Shares...................................................10
   3.7.     Transfer of Shares after the Effective Time.........................10
   3.8.     Closing.............................................................10
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ESHARE.............................11
   4.1.     Organization of eShare..............................................11
   4.2.     Authorization.......................................................11
   4.3.     Subsidiaries.  eShare has no Subsidiaries...........................11
   4.4.     Capital Stock.......................................................12
   4.5.     Government Approvals; Compliance with Laws and Orders...............12
   4.6.     Absence of Certain Changes or Events................................13
   4.7.     Compliance with Contracts and Commitments...........................15
   4.8.     Non-Contravention; Approvals and Consents...........................16
   4.10.    Labor Matters.......................................................17
   4.11.    Absence of Undisclosed Liabilities..................................17
   4.12.    No Brokers..........................................................17
   4.13.    No Other Agreements to Sell the Assets, Merge, Etc..................17
   4.14.    Employee Benefit Plans..............................................17
   4.15.    Environmental Matters...............................................19
   4.16.    Company Computer Software and Hardware..............................20
   4.17.    Customers...........................................................22
   4.18.    Transactions with Affiliates........................................22
   4.19.    Management Letters..................................................23
   4.20.    Proxy Statement.....................................................23
   4.21.    Tax Matters.........................................................23
   4.22.    Reports and Financial Statements....................................24
   4.23.    Payments............................................................24
   4.24.    Information Supplied................................................24
   4.25.    Other Reports.......................................................25
   4.26.    Vote Required.......................................................25
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF MELITA.............................25
   5.1.     Organization of Melita..............................................25
   5.2.     Authorization.......................................................26
   5.3.     Subsidiaries........................................................26
   5.4.     Capital Stock.......................................................26
   5.5.     Government Approvals; Compliance with Laws and Orders...............27
   5.6.     Absence of Certain Changes or Events................................28
   5.7.     Compliance with Contracts and Commitments...........................30
   5.8.     Non-Contravention; Approvals and Consents...........................31
   5.9.     Litigation..........................................................32
   5.10.    Labor Matters.......................................................32


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
   5.11.   Absence of Undisclosed Liabilities...................................32
   5.12.   No Brokers...........................................................32
   5.13.   No Other Agreements to Sell the Assets, Merge, Etc...................32
   5.14.   Employee Benefit Plans...............................................32
   5.15.   Environmental Matters................................................35
   5.16.   Melita Computer Software and Hardware................................36
   5.19.   Proxy Statement......................................................38
   5.20.   Tax Matters..........................................................39
   5.21.   Reports and Financial Statements.....................................40
   5.22.   Payments.............................................................40
   5.23.   Information Supplied.................................................40
   5.24.   Other Reports........................................................41
   5.25.   Vote Required........................................................41
   5.26.   Fairness Opinion.....................................................41
ARTICLE 6  ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES...................41
   6.1.     Conduct of the Business of eShare...................................41
   6.2.     Conduct of the Business of Melita...................................44
   6.3.     No Solicitation; Transaction Moratorium.............................47
   6.4.     Meetings of Shareholders............................................48
   6.7.     Access to Information...............................................49
   6.8.     Supplements or Amendments...........................................50
   6.9.     Registration and Listing of Share Consideration.....................51
   6.10.    Affiliates of Melita and eShare.....................................51
   6.12.    Consents............................................................51
   6.13.    Filings and Authorizations..........................................52
   6.14.    Further Assurances; Notice of Breach; Cure..........................52
   6.15.    Cooperation on Litigation...........................................53
ARTICLE 7  CONDITIONS TO CLOSING................................................53
   7.1.     Conditions to Obligations of the Parties............................53
   7.2.     Conditions to Obligations of Melita.................................54
   7.3.     Conditions to Obligations of eShare.................................55
ARTICLE 8  TERMINATION AND ABANDONMENT; BREAK-UP FEE AND EXPENSE REIMBURSEMENT..56
   8.1.     Termination Rights..................................................56
   8.2.     Termination Expenses and Liability..................................56
ARTICLE 9  SURVIVAL OF REPRESENTATIONS AND......................................57
WARRANTIES AND INDEMNIFICATION..................................................57
   Section 9.1 Survival of Representations and Warranties.......................57
   Section 9.2 Indemnification by eShare........................................58
   Section 9.3 Indemnification by Melita........................................60
   Section 9.4 Liability Limits; Waiver of Consequential Damages................63
ARTICLE 10  MISCELLANEOUS.......................................................63
   10.1.    Expenses............................................................63
   10.2.    Non-Solicitation....................................................64
   10.3.    Public Disclosure...................................................64
   10.4.    Governing Law; Consent to Jurisdiction..............................64
   10.5.    Notices.............................................................64
   10.6.    Headings; Singular/Plural...........................................65
   10.7.    Counterparts........................................................66
   10.8.    Assignment..........................................................66
   10.9.    Severability........................................................66
   10.10.   Waivers and Amendments..............................................66
   10.11.   No Third Party Beneficiaries........................................66
   10.12.   Entire Agreement....................................................66


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EXHIBITS

Exhibit A         Shareholders of eShare
Exhibit B-1       Employment Agreement of James Tito
Exhibit B-2       Employment Agreement of Bradley Birnbaum
Exhibit C         Registration Rights Agreement
Exhibit D         Escrow Agreement
Exhibit E         Opinion of Counsel for eShare
Exhibit F         Opinion of Counsel for Melita
Exhibit G         Affiliate Agreement



SCHEDULES

eShare Disclosure Schedule

Melita Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 14, 1999, by and between Melita International Corporation, a Georgia corporation ("Melita"), MICA Corporation I, a Delaware corporation and wholly-owned subsidiary of Melita ("MICCI") and eShare Technologies, Inc., a Delaware corporation ("eShare).

                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors of Melita, MICA and eShare have approved the Merger of MICA with and into eShare (the "Merger") upon the terms and subject to the conditions set forth herein;

         WHEREAS, Melita, MICA and eShare desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to, and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Acquisition Transaction" has the meaning given to such term in Section 6.3(a).

         "Affiliate" has the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

         "Antitrust Division" has the meaning given to such term in Section
6.13.

         "Assets" means the assets of the relevant Person and its Subsidiaries reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date.

         "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

         "Balance Sheet" means the unaudited consolidated balance sheet of eShare or Melita, as the case may be, as of March 31, 1999, together with the notes thereon, previously delivered to Melita or eShare, respectively.

         "Balance Sheet Date" means March 31, 1999.

         "Business Day" means any day other than Saturday or Sunday and any other day on which commercial banks in Commack, New York or Atlanta, Georgia are required or permitted to be closed.

         "Certificate of Merger" means the Certificate of Merger with respect to the merger of MICA with and into eShare, containing the provisions required by, and executed in accordance with, Section 251(c) of the DGCL.

         "Certificates" means one or more certificates which immediately prior to the Effective Time represented outstanding Shares.

         "Closing" means the closing of the Merger contemplated hereby.

         "Closing Date" has the meaning given to such term in Section 3.8.

         "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         "Constituent Corporations" means each of MICA and eShare.

         "Contract" means any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind.

         "Counterparty" has the meaning given to such term in Section 6.3(a).

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Effective Time" means the date and time of the effectiveness of the Merger pursuant to Section 2.2 and in accordance with the DGCL.

         "Employees" means the officers, employees, agents, directors or independent contractors of a Person or any of its Subsidiaries, whether current or former.

         "Employment Agreements" means the Employment Agreements attached hereto as Exhibits B-1 through B-2, to be executed by the respective proposed executive officers of the Surviving Corporation named therein immediately prior to the Effective Time.

         "Environmental Claim" Any claim, cause of action or notice (written or oral) alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damage, property damages, personal injuries, penalties and fines, and similar costs of third parties for which the relevant Person is alleged to be responsible or potentially responsible) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Person or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.



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         "Environmental Laws" All federal, state, local and foreign laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws, rules and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         "ERISA Affiliates" means any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with Melita or eShare or any of their respective Subsidiaries under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

         "eShare" means eShare Technologies, Inc., a Delaware corporation.

         "eShare Benefit Arrangement" has the meaning given to such term in
Section 4.14(a).

         "eShare Common Stock" means the common stock, $.01 par value per share, of eShare.

         "eShare Disclosure Schedule" means the Disclosure Schedule of eShare dated the date of this Agreement and delivered concurrently with the execution and delivery of this Agreement by eShare to Melita.

         "eShare Employee Plan" has the meaning given to such term in Section 4.14(a).

         "eShare Financial Statements" has the meaning given to such term in
Section 4.17.

         "eShare Junior Preferred" means eShare's Convertible Junior Preferred Stock.

         "eShare Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of eShare, or (ii) the validity or enforceability of, or the ability of eShare to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith.

         "eShare Option" means an Option issued or issuable pursuant to the eShare Plan.

         "eShare Permits" has the meaning given to such term in Section 4.5(a).

         "eShare Plan" means eShare's 1996 Stock Option Plan and Restricted Stock Purchase Plan.

         "eShare Series A Preferred" means eShare's Series A Redeemable Convertible Preferred Stock, $1.25 liquidation preference.



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         "eShare Series B Preferred" means eShare's Series B Redeemable
Convertible Preferred Stock, $1.37 liquidation preference.

         "eShare Series C Preferred" means eShare's Series C Redeemable Convertible Preferred Stock, $2.256 liquidation preference.

         "eShare Stockholders' Meeting" has the meaning given to such term in
Section 6.4(a).

         "eShare Stockholders' Approval" has the meaning given to such term in
Section 6.4(a).

         "eShare Warrants" means one of 589,367 warrants to purchase shares of the eShare Common Stock outstanding as of the date of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" means the exchange agent selected by Melita and reasonably acceptable to eShare, to effectuate the payment for and conversion of the Shares in the Merger.

         "Final Termination Date" means September 30, 1999; provided, however, that (i) Melita and eShare may, by mutual written consent, extend such date, and
(ii) such date may be extended pursuant to Section 6.3(b), in either of which case the "Final Termination Date" shall mean the date as so extended.

         "Fractional Securities Fund" has the meaning given to such term in
Section 3.6.

         "FTC" has the meaning given to such term in Section 6.13.

         "Governmental Body" means any Federal, state, municipal, political subdivision or other governmental court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Liabilities" has the meaning given to such term in Section 6.9(a).

         "Indemnified Parties" has the meaning given to such term in Section 6.9(a).

         "Indemnifying Party" has the meaning given to such term in Section 6.9(a).

         "Laws" means any statute, law, rule, regulation or ordinance of any Governmental Body.

         "Lien" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity and charge of any kind.



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         "Materials of Environmental Concern" includes (a) any hazardous waste as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.), as amended from time to time, and regulations promulgated thereunder from time to time; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq.), as amended from time to time, and regulations promulgated thereunder from time to time; (c) asbestos; (d) polychlorinated biphenyls; (e) petroleum and petroleum by-products; (f) any substance prohibited from being present on the property of the relevant Person or any of its Subsidiaries by any applicable law, rule, ordinance, or regulation of any federal, state, or local government or agency thereof (each, a "Governmental Requirement"); and (g) any other substance that requires special handling in connection with its collection, storage, treatment or disposal pursuant to any Governmental Requirement.

         "Melita" means Melita International Corporation, a Georgia corporation.

         "Melita Benefit Arrangement" has the meaning given to such term in
Section 5.14(a).

         "Melita Common Stock" means the shares of common stock, no par value per share, of Melita.

         "Melita Disclosure Schedule" means the Disclosure Schedule of Melita dated the date of this Agreement and delivered concurrently with the execution and delivery of this Agreement by Melita to eShare.

         "Melita Employee Plan" has the meaning given to such term in Section 5.14(a).

         "Melita Financial Statements" has the meaning given to such term in
Section 5.17.

         "Melita Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Melita and its Subsidiaries, taken as a whole, or
(ii) the validity of enforceability of, or the ability of Melita to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith.

         "Melita Permits" has the meaning given to such term in Section 5.5(a).

         "Melita SEC Reports" means all reports (including, without limitation, definitive proxy statements), forms, schedules, registration statements and other documents together with all amendments and supplements thereto which Melita has been required to file with the SEC since June 4, 1997.

         "Melita Shareholders' Approval" has the meaning given to such term in
Section 6.4(b).

         "Melita Shareholders' Meeting" has the meaning given to such term in
Section 6.4(b).

         "Merger" means the merger of MICA with and into eShare as contemplated by Section 2.1.



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         "Merger Consideration" means the shares of Melita Common Stock issuable upon conversion of the Shares in the Merger pursuant to the terms of this Agreement.

         "MICA" means MICA Corporation I, a Delaware corporation and wholly-owned subsidiary of Melita.

         "NASDAQ" means that tier of The Nasdaq Stock Market known as the Nasdaq National Market.

         "Options" means any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement to issue or sell any shares of capital stock of a corporation.

         "Order" means any judgment, decree, order, writ, permit or license of any Governmental Body.

         "Person" means any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

         "Potential Acquiror" has the meaning given to such term in Section 6.3(a).

         "Proxy Statement" has the meaning given to such term in Section 6.5.

         "Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into between Melita and the eShare stockholders at Closing.

         "Representative" has the meaning given to such term in Section 6.3(a).

         "Respective Representatives" has the meaning given to such term in
Section 6.7.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shares" means the shares of eShare Common Stock issued and outstanding immediately prior to the Effective Time.

         "Significant Response" has the meaning given to such term in Section 6.3(b).

         "Significant Subsidiary" has the meaning given to such term in Rule 1-02(w) of Regulation S-X promulgated by the SEC.

         "Solicited Party" has the meaning given to such term in Section 6.3(a).



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         "Subsidiary" means as to any Person, any other Person of which at least
50% of the equity or voting interests are owned, directly or indirectly, by such first Person.

         "Surviving Corporation" has the meaning given to such term in Section 2.1.

         "Surviving Corporation Common Stock" means the common stock, $.01 par value per share, of the Surviving Corporation.

         "Taxpayers" means as to any Person, such Person, any predecessor of such Person and all members for income tax purposes of any affiliated group of corporations of which such Person or any such predecessor corporation is or has been a member.

         "Transaction Moratorium Period" has the meaning given to such term in
Section 6.3(b).

         "Wholly-Owned Subsidiary" means a Subsidiary of which 100% of the issued and outstanding common stock is owned directly or indirectly by the relevant company.

                                    ARTICLE 2

                                   THE MERGER

         2.1. The Merger. Subject to the terms and conditions hereof, at the Effective Time and in accordance with the provisions of this Agreement and the applicable provisions of the DGCL, MICA shall be merged with and into eShare which shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate corporate existence of MICA shall cease, and the Surviving Corporation shall continue existence under the laws of the State of Delaware.

         2.2. Effective Time of the Merger. On or prior to the Closing Date, the parties hereto will cause the Certificate of Merger, satisfactory to the parties hereto; to be duly prepared, executed and verified on behalf of each Constituent Corporation and to be filed with the Secretary of State of the State of Delaware, as provided in Section 251(c) of the DGCL, and the Merger shall become effective on the Closing Date.

         2.3.     Surviving Corporation.

                  (a) Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of eShare, each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under the provisions of the DGCL.

                  (b) Effect of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

                  (c) Name of Surviving Corporation. The name of the Surviving Corporation shall be "eShare Technologies, Inc."



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                                    ARTICLE 3

                              MERGER CONSIDERATION;
                         STATUS AND CONVERSION OF SHARES

         3.1. Conversion of Shares in the Merger. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted in the following manner:

                  (a) eShare Common Stock. Each Share other than shares of eShare Common Stock held in treasury or by Melita, MICA or any other Subsidiary of Melita other than in a fiduciary capacity shall be converted into a right to receive 0.419968638 shares of Melita Common Stock.

                  (b) MICA Common Stock. Each share of MICA Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock.

         3.2. Status of Treasury Shares. At the Effective Time, each share of eShare Common Stock, if any, held in treasury or by Melita, MICA or any other Subsidiary of Melita (other than in a fiduciary capacity) immediately prior to the Effective Time shall be canceled and retired and no payment shall be made with respect thereto.

         3.3 Status of Preferred Stock. Each share of eShare Preferred Stock shall be deemed converted by the Stockholder thereof into the correct number of shares of eShare Common Stock specified in the preferred stock designation for such eShare Preferred Stock immediately prior to the Effective Time, and each Stockholder hereby consents to and authorizes such conversion.

         3.4. Status of Options. Each eShare Option and eShare Warrant (whether vested or unvested) outstanding on the Closing Date for the purchase of shares of eShare Common Stock, whether or not granted under the eShare Plan, shall be exchanged as of the Effective Time for an Option to purchase, in lieu of each share of eShare Common Stock purchasable thereunder, 0.419968638 of Melita Common Stock.

         3.5. Deposit of Shares in Escrow; Payment for Shares in the Merger. The manner of making payment for and conversion of Shares in the Merger shall be as follows:

                  (a) At the Effective Time, Melita shall make available to the Exchange Agent for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, the aggregate Merger Consideration and such additional funds as may be payable in lieu of fractional Shares pursuant to Section 3.6. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Melita Common Stock to be issued as Merger Consideration pursuant to the terms of Section 3.1 and this Section 3.5. The Merger Consideration shall not be used for any other purpose.



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

                  (b) The Exchange Agent shall deliver into escrow stock certificates representing 10% of the total number of Melita Shares issued to the eShare stockholders pursuant to the terms of an Escrow Agreement in the form Exhibit D hereto. The Escrow Agreement sets forth the conditions under which the Escrow Shares shall be delivered to the Stockholders or Melita.

                  (c) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the Merger Consideration issuable therefor pursuant to this Article 3 (subject to the escrow provisions of Section 3.5(b)), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, the Certificates shall represent solely the right to receive the portion of the Merger Consideration payable pursuant to this Article 3 and any cash in lieu of fractional shares of Melita Common Stock as contemplated by
Section 3.6, with respect to each of the Shares represented thereby. No dividends or other distributions that are declared after the Effective Time on securities issued pursuant to this Article 3 and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive such securities until such Persons surrender their Certificates. Upon such surrender, there shall be paid to the Person in whose name the Melita Common Stock is issued pursuant to this Article 3 any dividends or other distributions having a record date after the Effective Time and payable with respect to such securities between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Melita Common Stock is issued pursuant to this Article 3 any dividends or other distributions on such securities which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender, with such payment being made on such payment date. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Melita Common Stock issued pursuant to this Article 3 is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Melita Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Melita Common Stock issued pursuant to this Article 3 or dividends thereon or, in accordance with Section 3.6, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Melita Common Stock issued pursuant to this Article 3 and held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such securities for the account of the Persons entitled thereto.

                  (c) Certificates surrendered for exchange by any Affiliate of eShare shall not be exchanged for certificates representing Melita Common Stock until Melita has received a written agreement from such Person as provided in Section 6.11.

                  (d) Any portion of the Merger Consideration and the Fractional Securities Fund which remains unclaimed by the former stockholders of eShare for two years after the Effective Time shall be delivered to Melita, upon demand of Melita, and any former shareholders of eShare shall thereafter look only to Melita for payment of their claim for the Merger Consideration for their Shares or for any cash in lieu of fractional shares included in the Merger Consideration.

         3.6. Fractional Shares. No fractional shares of Melita Common Stock shall be issued in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a share of Melita Common Stock upon surrender of Certificates for exchange pursuant to this Article 3 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the Excess Shares representing the aggregation of all fractional interests created pursuant to this Article 3. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Melita Common Stock delivered to the Exchange Agent by Melita over (ii) the aggregate number of full shares to be distributed to holders of Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Shares, shall sell the Excess Shares at the prevailing prices on NASDAQ. The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ through one or more participating firms of NASDAQ and shall be executed in round lots to the extent practicable. Melita shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of eShare, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of eShare in lieu of any fractional interests, the Exchange Agent shall pay such amounts to such former stockholders in accordance with the terms of this Agreement.

         3.7. Transfer of Shares after the Effective Time. No transfers of Shares shall be made on the stock transfer books of eShare after the close of business on the day prior to the date of the Effective Time.

         3.8. Closing. The Closing shall, subject to the terms and conditions set forth herein, including, without limitation, the satisfaction or waiver of the conditions set forth in Article 7, take place at the offices of Morris, Manning & Martin, L.L.P. in Atlanta, Georgia at the Effective Time, which shall occur as soon as practicable after all of the conditions to closing specified in this Agreement have been satisfied or waived by the party or parties permitted to do so, and in any event no later than September 30, 1999. The date of the Closing is sometimes referred to herein as the "Closing Date."

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF ESHARE

         eShare hereby represents and warrants to Melita as follows:

         4.1. Organization of eShare. eShare is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and to own, lease and operate its properties and assets. eShare is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect. Each jurisdiction in which eShare is qualified to do business as a foreign corporation is listed in Section 4.1 of the eShare Disclosure Schedule. eShare does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by eShare in the ordinary course of business.

         4.2. Authorization. eShare has all necessary corporate power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the eShare Stockholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by eShare and the consummation by eShare of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of eShare. Subject to Section 6.3, the Board of Directors of eShare has recommended adoption of this Agreement by the stockholders of eShare and directed that this Agreement be submitted to the stockholders of eShare for their consideration, and no other corporate proceedings on the part of eShare or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by eShare and the consummation by eShare of the transactions contemplated hereby, other than obtaining the eShare Stockholders' Approval. This Agreement has been duly and validly executed and delivered by eShare and constitutes a legal, valid and binding obligation of eShare enforceable against eShare in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3.     Subsidiaries.  eShare has no Subsidiaries.

         4.4.     Capital Stock.

                  (a) As of the date hereof, the authorized capital stock of eShare consists solely of (i) 20,000,000 shares of eShare Common Stock, of which (A) 2,840,464 shares are issued and outstanding, no shares are held in the treasury of eShare, (B) 2,224,750 shares are reserved for issuance pursuant to the eShare Plan (including 1,670,769 shares issuable pursuant to outstanding eShare Options), (C) 589,367 shares are reserved for issuance pursuant to outstanding eShare Warrants, (D) 2,149,999 shares are reserved for issuance pursuant to outstanding shares of the eShare Series A Preferred, (E) 2,919,708 shares are reserved for issuance pursuant to outstanding shares of the eShare Series B Preferred, (F) 2,933,720 shares are reserved for issuance pursuant to outstanding shares of the eShare Series C Preferred and (G) 1,000 shares are reserved for issuance pursuant to outstanding shares of the eShare Junior Preferred, (ii) 2,149,999 shares of the eShare Series A Preferred, (iii) 2,919,708 shares of the eShare Series B Preferred, (iv) 2,933,720 shares of the eShare Series C Preferred and (v) 1,000 shares of the eShare Junior Preferred. Except for shares of eShare Common Stock issued or issuable upon exercise of outstanding eShare Options granted pursuant to the eShare Plan or eShare Warrants, and except as contemplated by Section 6.1(a), since the Balance Sheet Date, there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of eShare Common Stock or shares of eShare Common Stock held in treasury or reserved for issuance since such date. All of the issued and outstanding shares of eShare Capital Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section 4.4 and Section 4.4 of the eShare Disclosure Schedule, there are no outstanding Options obligating eShare to issue or sell any shares of capital stock of eShare or to grant, extend or enter into any Option with respect thereto.

                  (b) There are no outstanding contractual obligations of eShare to repurchase, redeem or otherwise acquire any shares of eShare Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

         4.5.     Government Approvals; Compliance with Laws and Orders.

                  (a) eShare has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by eShare all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "eShare Permits"), which eShare Permits are valid and remain in full force and effect, except where the failure to have obtained such eShare Permits or the failure of such eShare Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect. eShare is in compliance with the terms of the eShare Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

                  (b) eShare has not received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare pending or, to the knowledge of eShare, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such eShare Permit or impair the renewal thereof, except where the invalidity of any such eShare Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect. As of the date hereof, eShare is not a party or subject to, any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare which imposes any material restrictions on or otherwise affects in any material way, the conduct of the business of eShare.

                  (c) eShare is not and has not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

         4.6. Absence of Certain Changes or Events. Since the Balance Sheet Date (i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, an eShare Material Adverse Effect,
(ii) eShare has conducted its business only in the ordinary course of business consistent with past practice and (iii) eShare has not taken any action which, if taken after the date hereof, would constitute a breach of any provision of
Section 6.1. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as described in the eShare Disclosure Schedule, there has not been any:

                  (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of eShare, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had an eShare Material Adverse Effect;

                  (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any eShare Employee whose total cash compensation for services rendered to eShare is currently at an annual rate of more than $150,000, (ii) except in the ordinary course of business consistent with past practice, bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any eShare Employees, (iii) except in the ordinary course of business consistent with past practice or as required by law, employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by eShare for any eShare Employee, provided, however, that any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by eShare for any eShare Employee pursuant to the existing plans and arrangements described in

Section 4.14 of the eShare Disclosure Schedule shall be permitted, or (iv) new employment agreement to which eShare is a party;

                  (c) except in the ordinary course of business consistent with past practice or as required by law, addition to or modification of the employee benefit plans, arrangements or practices described in Section 4.14 of the eShare Disclosure Schedule affecting eShare Employees other than (i) contributions made for 1999 in accordance with the normal practices of eShare or
(ii) the extension of coverage to other eShare Employees who became eligible after the Balance Sheet Date;

                  (d) sale, assignment or transfer of any of the assets of eShare, which are material, singly or in the aggregate, to eShare, other than in the ordinary course;

                  (e) cancellation of any indebtedness or waiver of any rights of substantial value to eShare, whether or not in the ordinary course of business;

                  (f) amendment, cancellation or termination of any Contract, license or other instrument material to eShare;

                  (g) capital expenditure or the execution of any lease or any incurring of liability therefor by eShare involving payments in excess of $50,000 in any 12 month period or $250,000 in the aggregate;

                  (h) failure to repay when due any material obligation of eShare, except in the ordinary course of business or where such failure could not have an eShare Material Adverse Effect;

                  (i) material change in accounting methods or practices by eShare affecting its assets, liabilities or business;

                  (j) material revaluation by eShare of any of its assets, including without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to eShare;

                  (k) damage, destruction or loss (whether or not covered by insurance) having an eShare Material Adverse Effect;

                  (l) mortgage, pledge or other encumbrance of any assets of eShare, which are material, singly or in the aggregate, to eShare, except purchase money mortgages arising in the ordinary course of business;

                  (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock or eShare or any redemption, purchase or other acquisition of any of eShare's equity securities;

                  (n) issuance by eShare of, or commitment of eShare or to issue, any shares of capital stock or other equity securities or Options of eShare, other than in the ordinary course of business consistent with past practice;

                  (o) indebtedness incurred by eShare for borrowed money or any commitment to borrow money entered into by eShare, or any loans made or agreed to be made by eShare;

                  (p) liabilities incurred involving $150,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course of business consistent with past practices;

                  (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other liabilities involving not more than $150,000 singly and not more than $500,000 in the aggregate; or

                  (r) agreement or commitment by eShare to do any of the foregoing.

         4.7.     Compliance with Contracts and Commitments.

                  (a) Section 4.7 of the eShare Disclosure Schedule contains an accurate and complete listing of each material Contract, whether written or oral, of eShare. Each of such Contracts (other than Contracts which have expired or terminated in accordance with the terms thereof) is in full force and effect and (i) to the best of eShare's knowledge, neither eShare nor, to the best of eShare's knowledge, any other party thereto has breached or is in default thereunder, (ii) to the best of eShare's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) to the best of eShare's knowledge, no claim of material default thereunder has been asserted or threatened and (iv) neither eShare nor, to the knowledge of eShare, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

                  (b) eShare is not in violation of any term of (i) its Certificate of Incorporation, By-laws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

         4.8.     Non-Contravention; Approvals and Consents.

                  (a) The execution and delivery of this Agreement by eShare do not, and the performance by eShare of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of eShare under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws (or other comparable charter document) of eShare or any of its Subsidiaries, or (ii) subject to the obtaining of the eShare Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare applicable to eShare or any of its assets or properties, or (y) any Contract to which eShare is a party or by which eShare or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

                  (b) Except for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare, or any Contract to which eShare is a party or by which eShare or any of its assets or properties is bound for the execution and delivery of this Agreement by eShare, the performance by eShare of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

         4.9. Litigation. Except as disclosed in Section 4.9 of the eShare Disclosure Schedule, there are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of eShare, threatened against eShare (or any eShare Employee Plan or eShare Benefit Arrangement), or any property of eShare (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

         4.10. Labor Matters. eShare is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against eShare pending before the National Labor Relations Board or any other governmental agency arising out of eShare's activities, and eShare has no knowledge of any facts or information which would give rise thereto.

         4.11. Absence of Undisclosed Liabilities. eShare has no liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected (so far as can be foreseen at the time) to result in, individually or in the aggregate, an eShare Material Adverse Effect.

         4.12. No Brokers. Except as disclosed in Section 4.12 of the eShare Disclosure Schedule, neither eShare nor any affiliate of eShare has entered into or will enter into any Contract or understanding, whether oral or written, with any Person which will result in the obligation of Melita to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         4.13. No Other Agreements to Sell the Assets, Merge, Etc. eShare has no legal obligation, absolute or contingent, to any other person to sell any Assets, to sell any capital stock of eShare or to effect any merger, consolidation or other reorganization of eShare or to enter into any agreement with respect thereto.

         4.14.    Employee Benefit Plans.

                  (a) The eShare Disclosure Schedule sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, established by eShare, or any ERISA Affiliate or under which eShare, or any ERISA Affiliate contributes or under which any Employees of eShare or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to eShare or any ERISA Affiliate or under which any obligation exists to issue capital stock of eShare (each, an "eShare Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any eShare Employees or any beneficiaries or dependents of any eShare Employees (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of eShare (each, an "eShare Benefit Arrangement"). The eShare Disclosure Schedule also (i) sets forth a true and complete list of each eShare Employee Plan maintained by eShare or any ERISA Affiliate during the five years preceding the date of this Agreement that was covered during such period by Title IV of ERISA, (ii) identifies each eShare Employee Plan that is intended to be qualified under
Section 401(a) of the Code, and (iii) identifies the eShare Employee Plans and eShare Benefit

Arrangements that are maintained by eShare. eShare has made available to Melita with respect to each eShare Employee Plan and eShare Benefit Arrangement: (i) a true and complete copy of all written documents comprising such eShare Employee Plan or eShare Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such eShare Employee Plan or eShare Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any, including without limitation, any such reports relating to any health or medical plan; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Any such eShare Employee Plans and eShare Benefit Arrangements not so provided are not in the aggregate material to eShare.

                  (b) Each eShare Employee Plan and eShare Benefit Arrangement has been established and maintained in all material respects substantially in accordance with its terms and substantially in compliance with all applicable laws, including, but not limited to, ERISA and the Code where the failure to comply with such terms or laws would have an eShare Material Adverse Effect. To the best of eShare's knowledge, neither eShare nor any of its Employees nor any other disqualified person or party-in-interest with respect to any eShare Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or Section 406 of ERISA, with respect to which eShare could have or has any material liability. All contributions required to be made to eShare Employee Plans and eShare Benefit Arrangements have been made timely or, to the extent such contributions have not been made timely the liability resulting therefrom is not material. Each eShare Employee Plan that is intended to be qualified under Section 401(a) of the Code and whose related trust is intended to be exempt from taxation under
Section 501(a) of the Code has received, or has applied for and has not been denied, a favorable determination letter with respect to its qualification and to eShare's best knowledge, nothing has occurred which could cause a loss of such qualification. Neither eShare nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation other than a liability for premiums not yet due.

                  (c) Neither eShare nor any ERISA Affiliate has ever maintained, sponsored or contributed to any eShare Employee Plan or eShare Benefit Plan that is or was subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (d) Neither eShare nor any ERISA Affiliate has ever maintained or sponsored or contributed to any employee pension benefit plan.

                  (e) Neither eShare nor any ERISA Affiliate has any liability under Title IV of ERISA, nor do any circumstances exist that could result in any of them having any liability under Title IV of ERISA. To the best of eShare's knowledge, eShare has no liability for any failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and
Section 4980B of the Code or to the extent eShare has any such liability, such liability is not material.

                  (f) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to eShare's knowledge, threatened, with respect to any eShare Employee Plan or eShare Benefit Arrangement.

                  (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any eShare Employee Plan or eShare Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by
Section 4980B of the Code.

                  (h) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of eShare; no such petitions have been pending at any time within two years of the date of this Agreement and, to eShare's best knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of eShare as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to eShare's knowledge, threatened, against eShare nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to eShare at any time within two years of the date of this Agreement.

                  (i) eShare has not scheduled or agreed upon future increases of benefits levels (or creations of new benefits) with respect to any eShare Employee Plan or eShare Benefit Arrangement, and no such increases or creation of benefits have been proposed or made the subject of representations to employees under circumstances which make it reasonable to expect that such increases would be granted. No loan is outstanding between eShare or any ERISA Affiliate and any Employee.

         4.15.    Environmental Matters.

                  (a) Except as set forth in Section 4.15 of the eShare Disclosure Schedule, eShare is in full compliance with all applicable Environmental Laws (as hereinafter defined), other than those as to which the failure to so comply would not result in an eShare Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future. Except as set forth in Section 4.15 of the eShare Disclosure Schedule, eShare has not received any written or oral communication, whether from a governmental authority, citizens' group, employee, agent or otherwise, that alleges that eShare is not in such full compliance with Environmental Laws or that alleges that any properties or assets of eShare may have been affected by any Materials of Environmental Concern. All permits and other governmental authorizations currently held or being applied for by eShare pursuant to the Environmental Laws are identified in Section 4.15 of the eShare Disclosure Schedule and will not be terminated, suspended or otherwise adversely affected by the Merger.

                  (b) Except as set forth in Section 4.15 of the eShare Disclosure Schedule, there is no Environmental Claim pending or threatened (i) against eShare, (ii) against any Person whose liability for any Environmental Claim eShare has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property which eShare or any of its Subsidiaries own, lease, manage, supervise or participate in the management of, or in which eShare or any of its Subsidiaries hold a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, result in an eShare Material Adverse Effect.

                  (c) Except as set forth in Section 4.15 of the eShare Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim against eShare or against any person or entity whose liability for any Environmental Claim eShare has or may have retained or assumed, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, result in an eShare Material Adverse Effect.

                  (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where eShare has stored, released, discharged, disposed of, or arranged for the disposal of Materials of Environmental Concern are identified in Section 4.15 of the eShare Disclosure Schedule, (ii) all underground storage tanks, whether or not regulated under Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6991 et seq., or applicable state and local laws, rules and regulations, and the capacity and contents of such tanks, located on property owned, leased, managed or supervised by eShare, or in which eShare holds a security interest in connection with a loan or loan participation are identified in Section 4.15 of the eShare Disclosure Schedule, (iii) except as set forth in Section 4.15 of the eShare Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, managed or supervised by eShare or in which eShare holds a security interest in connection with a loan or loan participation, and (iv) except as set forth in
Section 4.15 of the eShare Disclosure Schedule, no polychlorinated biphenyls are used or stored at any property owned, leased, managed or supervised by eShare or in which eShare holds a security interest in connection with a loan or loan participation.

                  (e) Section 4.15 of the eShare Disclosure Schedule sets forth an accurate and complete list of outstanding loans of eShare as to which the borrower has submitted (or is required to submit) to eShare any environmental audits, analysis or surveys of any real property securing such loans, and a brief description of the environmental audit, analysis or survey, to the extent applicable. eShare will make available to Melita all reports of environmental audits, analysis and surveys referred to on Section 4.15 of the eShare Disclosure Schedule.

         4.16. Company Computer Software and Hardware. (a) Section 4.16 of the eShare Disclosure Schedule sets forth a true and complete list of: (i) all software and associated documentation owned by eShare material to the business of eShare (the "eShare Proprietary Software"); (ii) all software (other than the eShare Proprietary Software and "shrink-wrap" software) used in connection with the business of eShare (the "eShare Licensed Software" and together with the eShare Proprietary Software, the "eShare Software"). eShare is in possession of all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have an eShare Material Adverse Effect. The eShare Proprietary

Software consists of: (i) source and object code embodied in magnetic media; and
(ii) all development and procedural tools, documentation, and manuals necessary to maintain, enhance, develop derivative works, support and service the eShare Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. No parties other than eShare possess any current or contingent rights to any source code for the eShare Proprietary Software.

         (b) eShare has a valid right, title and interest in and to all intellectual property rights in the eShare Proprietary Software, including all copyrights (registered and unregistered), trade secrets, and proprietary and confidential information rights therein. eShare has developed the eShare Proprietary Software entirely through its own efforts for its own account or has acquired prior to the date hereof valid right, title and interest in the eShare Proprietary Software and the eShare Proprietary Software is free and clear of all liens, claims and encumbrances. The eShare Disclosure Schedule lists all parties other than employees of eShare who have created any portion of, or otherwise have any rights in or to, the eShare Software. eShare has secured from all parties who have created any portion of, or otherwise have any rights in or to, the eShare Proprietary Software valid and enforceable written assignments of any such work or other rights to eShare and has provided true and complete copies of such assignments to Melita. The use of the eShare Licensed Software and the use and distribution of the eShare Proprietary Software does not breach any terms of any Contract between eShare and any third party. To the best knowledge of eShare, eShare has been granted under the license agreements relating to the eShare Licensed Software (the "eShare License Agreements") valid and subsisting license rights with respect to all software comprising the eShare Licensed Software and such rights may be exercised in any jurisdiction in which eShare currently conducts its business or could reasonably be expected to conduct its business in the future. eShare is in compliance with each of the terms and conditions of each of the eShare License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have an eShare Material Adverse Effect. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), eShare has not made and is not using any unauthorized copies of any such software programs and none of the employees, agents or representatives of eShare have made or are using any such unauthorized copies, except as would not have an eShare Material Adverse Effect.

         (c) Except as set forth on the eShare Disclosure Schedule, the eShare Proprietary Software and, to the actual knowledge of eShare, the eShare Licensed Software do not infringe the patent, copyright, moral rights or trade secret rights or any other intellectual property or legal right of any third party which may exist anywhere in the world.

         (d) eShare has not granted rights in the eShare Software to any third party except for rights granted to value added resellers, distributors or customers in the ordinary course of business pursuant to contracts with customers.

         (e) To the best knowledge of eShare, the eShare Software and the related computer hardware used by eShare in its operations (the "eShare Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of eShare, to run the business of eShare in the same manner as such business has operated since December 31, 1998, except as would not result in an eShare Material Adverse Effect.

         (f) The eShare Proprietary Software is "Millennium Compliant" (defined below). For the purposes of this Agreement "Millennium Compliant" means:

                  (i) the functions, calculations, and other computing processes of the eShare Proprietary Software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the eShare Proprietary Software, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years;

                  (ii) the eShare Proprietary Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000;

                  (iii) the eShare Proprietary Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the eShare Proprietary Software, whether before, on, or after January 1, 2000;

                  (iv) the eShare Proprietary Software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

                  (v) the eShare Proprietary Software stores and displays date information in ways that are unambiguous as to the determination of the century.

         (g) The eShare Disclosure Schedule includes a true and complete list and summary of principal terms concerning support and maintenance agreements relating to the eShare Software, including without limitation the identity of the parties entitled to receive such service or maintenance, the term of such agreements and any other provisions relating to the termination of such agreements.

         4.17. Customers. Section 4.17 of the eShare Disclosure Schedule includes a list of the top ten customers of eShare, plus any other customer or group of related customers from whom payments were received which equaled or exceeded five percent (5%) of eShare's gross sales for the fiscal years ended 1997 or 1998, or from whom payments are projected to equal or exceed such percentage for the current fiscal year (the "Large Customers"). Except as set forth in Section 4.17 of the eShare Disclosure Schedule, eShare has no knowledge that any of the Large Customers intends to terminate or otherwise modify adversely its relationship with eShare or to materially decrease its purchases of goods or services from eShare. eShare has maintained its customer lists and related information on a confidential and proprietary basis and has not granted to any third party any right to use such customer lists for any purpose unrelated to the business of eShare.

         4.18.    Transactions with Affiliates. Except as set forth in Section
4.18 of the eShare Disclosure Schedule, no officer, director or holder of 5% or more of the outstanding share capital of eShare, or any person or affiliated group with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns (other than through a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) any beneficial interest in: (i) any contract, arrangement or understanding or any related series of the same involving aggregate consideration in excess of U.S. $10,000 with, or relating to, the business or operations of eShare; (ii) any loan, arrangement, understanding, agreement or contract or any related series of the same for or relating to indebtedness of eShare in excess of U.S. $10,000 in the aggregate; or (iii) any property or related group of properties with an aggregate value of at least U.S. $10,000 (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of eShare.

         4.19. Management Letters. True and accurate copies of all management letters by eShare from any of its accountants since December 31, 1996 are included in Section 4.19 of the eShare Disclosure Schedule.

         4.20. Proxy Statement. Neither the information supplied or to be supplied by or on behalf of eShare for inclusion in the Proxy Statement or any other document to be filed by Melita or any of its Subsidiaries with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or eShare or any Subsidiary of Melita in connection with the Merger or any other transaction contemplated hereby will on the date of its filing contain, to the best of eShare's knowledge, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.21. Tax Matters. Except as set forth in Section 4.21 of the eShare Disclosure Schedule:

                  (a) The Taxpayers of eShare have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Taxpayers before such payment became delinquent or which is being contested in good faith and for which adequate reserves have been set aside in eShare's financial records. To the best of eShare's knowledge, eShare has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Taxpayer of eShare has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

                  (b) The federal income tax returns of eShare and its predecessors have not been examined by the Internal Revenue Service for any periods since their inception. There are no audits of eShare's tax returns known by eShare to be pending, and there are no claims which have been or may be asserted relating to any of eShare's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency which could reasonably be expected (so far as can be foreseen at the time) to result in, individually or in the aggregate, an eShare Material Adverse Effect. There have been no waivers of statutes of limitations by eShare.

                  (c) None of the Taxpayers of eShare has filed a statement under Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of eShare's assets or property, and no property of eShare is property which Melita or eShare is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. eShare is not a party to any tax-sharing agreement or similar arrangement with any other party.

                  (d) For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

         4.22. Reports and Financial Statements. Section 4.22 of the eShare Disclosure Schedule contains true and correct copies of (i) the audited consolidated financial statements of eShare as of December 31, 1998, and for the three year period then ended, and (ii) unaudited interim consolidated financial statements of eShare as of March 31, 1999, and for the three month period then ended and the corresponding period of 1998 (the "eShare Financial Statements"). The eShare Financial Statements fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to result in an eShare Material Adverse Effect) the consolidated financial position of eShare as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied.

         4.23. Payments. eShare has not, directly or indirectly, paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of eShare, which eShare knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and eShare has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

         4.24. Information Supplied. The financial and other information provided to Melita by or on behalf of eShare on or prior to the date hereof and listed on Section 4.24 of the eShare Disclosure Schedule was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by eShare to Melita prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best of eShare's knowledge, the information provided in these representations and warranties and the eShare Disclosure Schedule is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by eShare to Melita prior to the date hereof).

         4.25. Other Reports. Since October 1, 1996, to the best of eShare's knowledge, eShare has filed all required forms, reports and documents required to be filed with any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare (other than such forms, reports and documents which if not filed would not adversely affect in any significant manner the licenses and regulatory status of eShare), each of which complied in all material respects with applicable requirements in effect on the dates of such filings and to the best of eShare's knowledge, none of which, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.26. Vote Required. The affirmative vote of the holders of record of (i) a simple majority of the outstanding shares of the eShare Common Stock and (ii) two-thirds of the outstanding shares of the eShare Series A Preferred, eShare Series B Preferred and eShare Series C Preferred, voting together as a single class, with respect to the adoption of this Agreement are the only votes of the holders of any class or series of the capital stock of eShare required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MELITA

         Melita and MICA hereby represent and warrant to eShare as follows:

         5.1. Organization of Melita. Melita is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and as and to the extent proposed by Melita to be conducted, and to own, lease and operate its properties and assets. Melita is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect. Each jurisdiction in which Melita is qualified to do business as a foreign corporation is listed in Section 5.1 of the Melita Disclosure Schedule. Except for Melita's Subsidiaries, Melita does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by Melita in the ordinary course of business.

         5.2. Authorization. Melita has all necessary corporate power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the Melita Shareholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Melita and the consummation by Melita of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Melita. Subject to Section 6.3, the Board of Directors of Melita has recommended adoption of this Agreement by the shareholders of Melita and directed that this Agreement be submitted to the shareholders of Melita for their consideration, and no other corporate proceedings on the part of Melita or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Melita and the consummation by Melita of the transactions contemplated hereby, other than obtaining the Melita Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Melita and constitutes a legal, valid and binding obligation of Melita enforceable against Melita in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3. Subsidiaries. Section 5.3 of the Melita Disclosure Schedule sets forth a complete and accurate list of all of Melita's Subsidiaries, and indicates Melita's ownership interest in each. Section 5.3 of the Melita Disclosure Schedule also sets forth the jurisdiction of incorporation of each of Melita's Subsidiaries, each jurisdiction in which such Subsidiary is qualified, licensed or admitted to do business and the number of shares of capital stock of such Subsidiary authorized and outstanding. Each Subsidiary of Melita (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority to own, lease or operate its properties and assets and conduct its business as and to the extent currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and could not reasonably be expected (so far as can be foreseen at the time) to have, a Melita Material Adverse Effect, and (ii) is duly qualified, licensed or admitted and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, license or admission necessary, except where the failure to be so qualified, licensed or admitted does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

         5.4.     Capital Stock.

                  (a) As of the date hereof, the authorized capital stock of Melita consists solely of 100,000,000 shares of the Melita Common Stock, of which 15,659,590 shares are issued and outstanding, no shares are held in the treasury of Melita and 1,747,610 shares are reserved for issuance pursuant to outstanding Options. Except for shares of the Melita Common Stock issued or issuable upon exercise of outstanding Options, and except as contemplated by
Section 6.2(a) since the Balance Sheet Date, there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of the Melita Common Stock or material change in the number of shares of the Melita Common Stock held in treasury or reserved for issuance since such date. All of the issued and outstanding shares of the Melita Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section 5.4, there are no outstanding Options obligating Melita or any of its Subsidiaries to issue or sell any shares of capital stock of Melita or to grant, extend or enter into any Option with respect thereto.

                  (b) All of the outstanding shares of capital stock of each Subsidiary of Melita are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Melita or a Subsidiary of Melita, free and clear of any Liens. There are no (i) outstanding Options obligating Melita or any of its Significant Subsidiaries to issue or sell any shares of capital stock of any Significant Subsidiary of Melita or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Melita or any of its Wholly-Owned Subsidiaries with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Melita.

                  (c) There are no outstanding contractual obligations of Melita or any Subsidiary of Melita to repurchase, redeem or otherwise acquire any material number of shares of the Melita Common Stock or any capital stock of any Subsidiary of Melita or to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Melita or any other Person.

                  (d)      The shares of Melita Common Stock issued pursuant to
Article 3 will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of Melita will have any preemptive right of subscription or purchase in respect thereof. The shares of Melita Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will be approved for listing upon official notice issuance by the Exchange.

         5.5.     Government Approvals; Compliance with Laws and Orders.

                  (a) Melita and each of its Significant Subsidiaries has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Melita Permits"), which Melita Permits are valid and remain in full force and effect, except where the failure to have obtained such Melita Permits or the failure of such Melita Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect. Melita and its Subsidiaries are in compliance with the terms of the Melita Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

                  (b) Neither Melita nor any of its Significant Subsidiaries has received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Significant Subsidiary of Melita pending or, to the knowledge of Melita, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such Melita Permit or impair the renewal thereof, except where the invalidity of any such Melita Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect. As of the date hereof, neither Melita nor any of its Significant Subsidiaries is a party or subject to, any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Significant Subsidiary of Melita which imposes any material restrictions on or otherwise affects in any material way, the conduct of the business of Melita or any of its Significant Subsidiaries.

                  (c) Melita and its Subsidiaries are not and have not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

         5.6. Absence of Certain Changes or Events. Since the Balance Sheet Date (i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, a Melita Material Adverse Effect,
(ii) Melita and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (iii) neither Melita nor any of its Significant Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section
6.2. Without limiting the generality of the foregoing, since the Balance Sheet Date except as described in the Melita SEC Reports filed prior to the date of this Agreement or as disclosed in the Melita Disclosure Schedule, there has not been any:

                  (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of Melita or any of its Subsidiaries, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Melita Material Adverse Effect;

                  (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any Melita Employee whose total cash compensation for services rendered to Melita or any of its Subsidiaries is currently at an annual rate of more than $150,000, (ii) except in the ordinary course of business consistent with past practice, bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Melita Employees, (iii) except in the ordinary course of business consistent with past practice or as required by law, employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Melita or any of its Subsidiaries for any Melita Employee, provided, however, that any employee, welfare, pension, retirement profit-sharing or similar payment or arrangement made or agreed to by Melita or any of its subsidiaries for any Melita Employee pursuant to the existing plans and arrangements described in Section 5.14 of the Melita Disclosure Schedule shall be permitted, or (iv) new employment agreement to which Melita or any of its Subsidiaries is a party;

                  (c) except in the ordinary course of business consistent with past practice or as required by law, addition to or modification of the employee benefit plans, arrangements or practices described in Section 5.14 of the Melita Disclosure Schedule affecting Melita Employees other than (i) contributions made for 1999 in accordance with the normal practices of Melita or its Subsidiaries or (ii) the extension of coverage to other Melita Employees who became eligible after the Balance Sheet Date;

                  (d) sale, assignment or transfer of any of the assets of Melita or any of its Subsidiaries, which are material, singly or in the aggregate, to Melita and its Subsidiaries, taken as a whole, other than in the ordinary course;

                  (e) cancellation of any indebtedness or waiver of any rights of substantial value to Melita and its Subsidiaries, taken as a whole, whether or not in the ordinary course of business;

                  (f) amendment, cancellation or termination of any Contract, license or other instrument material to Melita and its Subsidiaries, taken as a whole;

                  (g) capital expenditure or the execution of any lease or any incurring of liability therefor by Melita or any of its Subsidiaries, involving payments in excess of $50,000 in any 12 month period or $250,000 in the aggregate;

                  (h) failure to repay when due any material obligation of Melita or any of its Subsidiaries, except in the ordinary course of business or where such failure could not have a Melita Material Adverse Effect;

                  (i) material change in accounting methods or practices by Melita or any of its Subsidiaries affecting their respective assets, liabilities or business;

                  (j) material revaluation by Melita or any of its Subsidiaries of any of their respective assets, including without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to Melita and its Subsidiaries, taken as a whole;

                  (k) damage, destruction or loss (whether or not covered by insurance) having a Melita Material Adverse Effect;

                  (l) mortgage, pledge or other encumbrance of any assets of Melita or any of its Subsidiaries, which are material singly or in the aggregate, to Melita and its Subsidiaries taken as a whole, except purchase money mortgages arising in the ordinary course of business;

                  (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of Melita or any redemption, purchase or other acquisition of any of Melita's equity securities;

                  (n) issuance by Melita or any of its Subsidiaries of, or commitment of Melita or any of its Subsidiaries to issue, any shares of capital stock or other equity securities or Options;

                  (o) indebtedness incurred by Melita or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by Melita or any of its Subsidiaries, or any loans made or agreed to be made by Melita or any of its Subsidiaries;

                  (p) liabilities incurred involving $250,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course of business consistent with past practices;

                  (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other liabilities involving not more than $250,000 singly and not more than $750,000 in the aggregate; or

                  (r) agreement or commitment by Melita or any of its Subsidiaries to do any of the foregoing.

         5.7.     Compliance with Contracts and Commitments.

                  (a) Section 5.7 of the Melita Disclosure Schedule contains an accurate and complete listing of each material Contract, whether written or oral, required to be described in the Melita SEC Reports or filed as exhibits thereto pursuant to the Exchange Act. Each of such Contracts (other than Contracts which have expired or terminated in accordance with the terms thereof) is in full force and effect and (i) to the best of Melita's knowledge, neither Melita nor any of its Subsidiaries nor, to the best of Melita's knowledge, any other party thereto has breached or is in default thereunder,
(ii) to the best of Melita's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) to the best of Melita's knowledge, no claim of material default thereunder has been asserted or threatened and (iv) neither Melita nor any of its Subsidiaries nor, to the knowledge of Melita, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

                  (b) Neither Melita nor any Subsidiary of Melita is in violation of any term of (i) its Articles of Incorporation, By-laws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

         5.8.     Non-Contravention; Approvals and Consents.

                  (a) The execution and delivery of this Agreement by Melita do not, and the performance by Melita of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Melita or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws (or other comparable charter document) of Melita or any of its Subsidiaries, or
(ii) subject to the obtaining of the Melita Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita applicable to Melita or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contract to which Melita or any of its Subsidiaries is a party or by which Melita or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Melita Material Adverse Effect.

                  (b) Except for (i) the filing of the Proxy Statement with the SEC and NASDAQ pursuant to the Exchange Act, and (ii) the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita, or any Contract to which Melita or any of its Subsidiaries is a party or by which Melita or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Melita, the performance by Melita of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Melita Material Adverse Effect.

         5.9. Litigation. Except as disclosed in Section 5.9 of the Melita Disclosure Schedule, there are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Melita, threatened against Melita or any of its Subsidiaries (or any Melita Employee Plan or Melita Benefit Arrangement), or any property of Melita or any such Subsidiary (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect).

         5.10. Labor Matters. Melita is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Melita pending before the National Labor Relations Board or any other governmental agency arising out of Melita's activities, and Melita has no knowledge of any facts or information which would give rise thereto.

         5.11. Absence of Undisclosed Liabilities. Melita has no liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet, and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Melita Material Adverse Effect.

         5.12. No Brokers. Except as disclosed in Section 5.12 of the Melita Disclosure Schedule, neither Melita nor any Subsidiary or affiliate of Melita has entered into or will enter into any Contract or understanding, whether oral or written, with any Person which will result in the obligation of Melita to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         5.13. No Other Agreements to Sell the Assets, Merge, Etc. Neither Melita nor any Significant Subsidiary has any legal obligation, absolute or contingent, to any other person to sell any Assets, to sell any capital stock of Melita or any of its Significant Subsidiaries or to effect any merger, consolidation or other reorganization of Melita or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

         5.14.    Employee Benefit Plans.

                  (a) The Melita Disclosure Schedule sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, established by Melita, any of its Significant Subsidiaries, or any ERISA Affiliate or under which Melita, any of its Significant Subsidiaries, or any ERISA Affiliate contributes or under which any Employees of Melita or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to Melita, any of its Significant Subsidiaries or any ERISA Affiliate or under which any obligation exists to issue capital stock of Melita or any of its Significant Subsidiaries (each, a "Melita Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Melita Employees or any beneficiaries or dependents of any Melita Employees (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of Melita or any Significant Subsidiary (each, an "Melita Benefit Arrangement"). Any such Melita Employee Plans or Melita Benefit Arrangements maintained for any officer, director or employee of a Subsidiary of Melita that is not a Significant Subsidiary are not in the aggregate material to Melita and its Significant Subsidiaries taken as a whole. The Melita Disclosure Schedule also (i) sets forth a true and complete list of each Melita Employee Plan maintained by Melita, any ERISA Affiliate, or any of its Significant Subsidiaries, during the five years preceding the date of this Agreement that was covered during such period by Title IV of ERISA, (ii) identifies each Melita Employee Plan that is intended to be qualified under Section 401(a) of the Code, and (iii) identifies the Melita Employee Plans and Melita Benefit Arrangements that are maintained, respectively, by each of Melita and its Significant Subsidiaries. Melita has made available to eShare with respect to each Melita Employee Plan and Melita Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Melita Employee Plan or Melita Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Melita Employee Plan or Melita Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any, including without limitation, any such reports relating to any health or medical plan" (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Any such Melita Employee Plans and Melita Benefit Arrangements not so provided are not in the aggregate material to Melita and its Subsidiaries taken as a whole.

                  (b) Each Melita Employee Plan and Melita Benefit Arrangement has been established and maintained in all material respects substantially in accordance with its terms and substantially in compliance with all applicable laws, including, but not limited to, ERISA and the Code where the failure to comply with such terms or laws would have a Melita Material Adverse Effect. To the best of Melita's knowledge, neither Melita nor any of its Significant Subsidiaries nor any of their respective Employees nor any other disqualified person or party-in-interest with respect to any Melita Employee Plan, have engaged-directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or Section 406 of ERISA, with respect to which Melita or its Significant Subsidiaries could have or has any material liability. All contributions required to be made to Melita Employee Plans and Melita Benefit Arrangements have been made timely or, to the extent such contributions have not been made timely the liability resulting therefrom is not material. Each Melita Employee Plan that is intended to be qualified under Section 401(a) of the Code and whose related trust is intended to be exempt from taxation under Section 501(a) of the Code has received, or has applied for and has not been denied, a favorable determination letter with respect to its qualification and to Melita's best knowledge, nothing has occurred which could cause a loss of such qualification. Neither Melita, any ERISA Affiliate nor any Significant Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than a liability for premiums not yet due.

                  (c) Neither Melita, any ERISA Affiliate nor any Significant Subsidiary has ever maintained, sponsored or contributed to any Melita Employee Plan or Melita Benefit Plan that is or was subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (d) Neither Melita, any ERISA Affiliate nor any Significant Subsidiary has ever maintained or sponsored or contributed to any employee pension benefit plan.

                  (e) Neither Melita nor any ERISA Affiliate has any liability under Title IV of ERISA, nor do any circumstances exist that could result in any of them having any liability under Title IV of ERISA. To the best of Melita's knowledge, neither Melita nor any Significant Subsidiary has any liability for any failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or to the extent Melita or any Significant Subsidiary has any such liability, such liability is not material.

                  (f) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to Melita's knowledge, threatened, with respect to any Melita Employee Plan or Melita Benefit Arrangement.

                  (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Melita Employee Plan or Melita Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by
Section 4980B of the Code.

                  (h) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of Melita or any of its Significant Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to Melita's best knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of Melita or any of its Significant Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to Melita's knowledge, threatened, against Melita or any of its Significant Subsidiaries, nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to Melita or any of its Significant Subsidiaries at any time within two years of the date of this Agreement.

                  (i) Neither Melita, nor any Significant Subsidiary has scheduled or agreed upon future increases of benefits levels (or creations of new benefits) with respect to any Melita

Employee Plan or Melita Benefit Arrangement, and no such increases or creation of benefits have been proposed or made the subject of representations to employees under circumstances which make it reasonable to expect that such increases would be granted. No loan is outstanding between Melita, any Subsidiary, or any ERISA Affiliate and any Employee.

         5.15.    Environmental Matters.

                  (a) Except as set forth in Section 5.15 of the Melita Disclosure Schedule, Melita and its Subsidiaries are in full compliance with all applicable Environmental Laws (as hereinafter defined), other than those as to which the failure to so comply would not result in a Melita Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future. Except as set forth in Section 5.15 of the Melita Disclosure Schedule, neither Melita nor any of its Subsidiaries has received any written or oral communication, whether from a governmental authority, citizens' group, employee, agent or otherwise, that alleges that Melita or any of its Subsidiaries are not in such full compliance with Environmental Laws or that alleges that any properties or assets of Melita or any of its Subsidiaries may have been affected by any Materials of Environmental Concern. All permits and other governmental authorizations currently held or being applied for by Melita pursuant to the Environmental Laws are identified in Section 5.15 of the Melita Disclosure Schedule and will not be terminated, suspended or otherwise adversely affected by the Merger.

                  (b) Except as set forth in Section 5.15 of the Melita Disclosure Schedule, there is no Environmental Claim pending or threatened (i) against Melita or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim Melita or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law, or
(iii) against any real or personal property which Melita or any of its Subsidiaries own, lease, manage, supervise or participate in the management of, or in which Melita or any of its Subsidiaries hold a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, result in a Melita Material Adverse Effect.

                  (c) Except as set forth in Section 5.15 of the Melita Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim against Melita or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Melita or any of its Subsidiaries have or may have retained or assumed, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, result in a Melita Material Adverse Effect.

                  (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Melita or any of its Subsidiaries has stored, released, discharged, disposed of, or arranged for the disposal of Materials of Environmental Concern are identified in Section 5.15 of the Melita Disclosure Schedule, (ii) all underground storage tanks, whether or not regulated under Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6991 et
seq., or applicable state and local laws, rules and regulations, and the capacity and contents of such tanks, located on property owned, leased, managed or supervised by Melita or any of its Subsidiaries, or in which Melita or any of its Subsidiaries holds a security interest in connection with a loan or loan participation are identified in Section 5.15 of the Melita Disclosure Schedule,
(iii) except as set forth in Section 5.15 of the Melita Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, managed or supervised by Melita or any of its Subsidiaries or in which Melita or any of its Subsidiaries holds a security interest in connection with a loan or loan participation, and
(iv) except as set forth in Section 5.15 of the Melita Disclosure Schedule, no polychlorinated biphenyls are used or stored at any property owned, leased, managed or supervised by Melita or any of its Subsidiaries or in which Melita or any of its Subsidiaries holds a security interest in connection with a loan or loan participation.

                  (e) Section 5.15 of the Melita Disclosure Schedule sets forth an accurate and complete list of outstanding loans of Melita and its Subsidiaries as to which the borrower has submitted (or is required to submit) to Melita or its Subsidiaries any environmental audits, analysis or surveys of any real property securing such loans, and a brief description of the environmental audit, analysis or survey, to the extent applicable. Melita and its Subsidiaries will make available to eShare all reports of environmental audits, analysis and surveys referred to on Section 5.15 of the Melita Disclosure Schedule.

         5.16. Melita Computer Software and Hardware. (a) Section 5.16 of the Melita Disclosure Schedule sets forth a true and complete list of: (i) all software and associated documentation owned by Melita material to the business of Melita (the "Melita Proprietary Software"); (ii) all software (other than the Melita Proprietary Software and "shrink-wrap" software) used in connection with the business of Melita (the "Melita Licensed Software" and together with the Melita Proprietary Software, the "Melita Software"). Melita is in possession of all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Melita Material Adverse Effect. The Melita Proprietary Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools, documentation, and manuals necessary to maintain, enhance, develop derivative works, support and service the Melita Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. No parties other than Melita possess any current or contingent rights to any source code for the Melita Proprietary Software.

         (b) Melita has a valid right, title and interest in and to all intellectual property rights in the Melita Proprietary Software, including all copyrights (registered and unregistered), trade secrets, and proprietary and confidential information rights therein. Melita has developed the Melita Proprietary Software entirely through its own efforts for its own account or has acquired prior to the date hereof valid right, title and interest in the Melita Proprietary Software and the Melita Proprietary Software is free and clear of all liens, claims and encumbrances. The Melita Disclosure Schedule lists all parties other than employees of Melita who have created any portion of, or otherwise have any rights in or to, the Melita Software. Melita has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Melita Proprietary Software valid and enforceable written assignments of any such work or other rights to Melita and has provided true and complete copies of such assignments to Buyer. The use of the Melita Licensed Software and the use and distribution of the Melita Proprietary Software does not breach any terms of any contract between Melita and any third party. To the best knowledge of Seller, Melita has been granted under the license agreements relating to the Melita Licensed Software (the "Melita License Agreements") valid and subsisting license rights with respect to all software comprising the Melita Licensed Software and such rights may be exercised in any jurisdiction in which Melita currently conducts its business or could reasonably be expected to conduct its business in the future. Each of Melita and the Melita Subsidiaries is in compliance with each of the terms and conditions of each of the Melita License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Melita Material Adverse Effect. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), Melita has not made and is not using any unauthorized copies of any such software programs and none of the employees, agents or representatives of Melita have made or are using any such unauthorized copies, except as would not have a Melita Material Adverse Effect.

         (c) The Melita Proprietary Software and, to the actual knowledge of Melita and the Stockholders, the Melita Licensed Software do not infringe the patent, copyright, moral rights or trade secret rights or any other intellectual property or legal right of any third party which may exist anywhere in the world.

         (d) Neither Melita nor any of the Melita Subsidiaries has granted rights in the Melita Software to any third party except for rights granted to value added resellers, distributors or customers in the ordinary course of business pursuant to contracts with customers.

         (e) To the best knowledge of Sellers, the Melita Software and the related computer hardware used by Melita in its operations (the "Melita Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of Melita and the Melita Subsidiaries, to run the business of Melita and the Melita Subsidiaries in the same manner as such business has operated since December 31, 1998, except as would not result in a Melita Material Adverse Effect.

         (f) The Melita Proprietary Software is "Millennium Compliant" (defined below). For the purposes of this Agreement "Millennium Compliant" means:

                  (i) the functions, calculations, and other computing processes of the Melita Proprietary Software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Melita Proprietary Software, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years;

                  (ii) the Melita Proprietary Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000;

                  (iii) the Melita Proprietary Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Melita Proprietary Software, whether before, on, or after January 1, 2000;

                  (iv) the Melita Proprietary Software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

                  (v) the Melita Proprietary Software stores and displays date information in ways that are unambiguous as to the determination of the century.

         (g) The Melita Disclosure Schedule includes a true and complete list and summary of principal terms concerning support and maintenance agreements relating to the Melita Software, including without limitation the identity of the parties entitled to receive such service or maintenance, the term of such agreements and any other provisions relating to the termination of such agreements.

         5.17.    Transactions with Affiliates.

         Except as set forth in Section 5.17 of the Melita Disclosure Schedule, no officer, director or holder of 5% or more of the outstanding share capital of Melita or any Melita Subsidiary, or any person or affiliated group with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns (other than through a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) any beneficial interest in: (i) any contract, arrangement or understanding or any related series of the same involving aggregate consideration in excess of U.S. $10,000 with, or relating to, the business or operations of Melita or any Melita Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract or any related series of the same for or relating to indebtedness of Melita or a Melita Subsidiary in excess of U.S. $10,000 in the aggregate; or (iii) any property or related group of properties with an aggregate value of at least U.S. $10,000 (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of Melita or any Melita Subsidiary.

         5.18.    Management Letters.

         True and accurate copies of all management letters by Melita or any Subsidiary from any of their accountants since December 31, 1995 are included in
Section 5.18 of the Melita Disclosure Schedule.

         5.19.    Proxy Statement.

                  (a) To the best of Melita's knowledge, the Proxy Statement relating to the Melita Shareholders' Meeting, as amended or supplemented from time to time, and any other documents relating to the Melita Shareholders Meeting to be filed with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders, and at the time of the Melita Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, insofar as the information therein relates to Melita. The Proxy Statement and any such other documents filed by Melita with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

                  (b) Neither the information supplied or to be supplied by or on behalf of Melita for inclusion, nor the information incorporated by reference from documents filed by Melita with the SEC, in any document to be filed by eShare or any of its Subsidiaries with any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or eShare or any Subsidiary of either in connection with the Merger or any other transaction contemplated hereby will on the date of its filing contain, to the best of Melita's knowledge, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.20. Tax Matters. Except as set forth in Section 5.20 of the Melita Disclosure Schedule:

                  (a) The Taxpayers of Melita have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Melita Taxpayers before such payment became delinquent. To the best of Melita's knowledge, Melita has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Taxpayer of Melita has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

                  (b) The consolidated federal income tax returns of Melita and its predecessors and the federal income tax returns of each Subsidiary of Melita whose results of operations are not consolidated in the federal income tax returns of Melita, have not been examined by the Internal Revenue Service for any periods since their inception. There are no audits of Melita's tax returns known by Melita to be pending, and there are no claims which have been or may be asserted relating to any of Melita's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency which could reasonably be expected to result in, individually or in the aggregate, a Melita Material Adverse Effect. There have been no waivers of statutes of limitations by Melita.

                  (c) None of the Taxpayers of Melita has filed a statement under Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of Melita's assets or property, no property of Melita is property which Melita or eShare is or will be required to treat as owned by another person pursuant to the provisions of
Section 168(f) (safe harbor leasing provisions) of the Code. Melita is not a party to any tax-sharing agreement or similar arrangement with any other party.

         5.21. Reports and Financial Statements. Melita has timely filed with the SEC all Melita SEC Reports and has previously made available to eShare true and complete copies of all Melita SEC Reports. As of their respective dates, the Melita SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Section 5.21 of the Melita Disclosure Schedule, since June 30, 1997, Melita has not received from the SEC, any state securities commissioner or agency, or NASDAQ, notice of any actual or threatened inquiry, investigation, hearing, prosecution, stop order proceeding or other adverse action by such agency or authority against Melita, any of its subsidiaries or Affiliates or any listing of any security issued by Melita or any of its subsidiaries. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Melita SEC Reports (the "Melita Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to result in a Melita Material Adverse Effect) the consolidated financial position of Melita and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied. Each Significant Subsidiary of Melita is treated as a consolidated subsidiary of Melita in the Melita Financial Statements for all periods covered thereby.

         5.22. Payments. Melita has not, directly or indirectly, paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Melita, which Melita knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and Melita has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

         5.23. Information Supplied. The financial and other information provided to eShare by or on behalf of Melita on or prior to the date hereof and listed on the Melita Disclosure Schedule at Section 5.23 of such Schedule was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by Melita to eShare prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best of Melita's knowledge, the information provided in these representations and warranties and the Melita Disclosure Schedule is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by Melita to eShare prior to the date hereof).

         5.24. Other Reports. Since January 1, 1991, to the best of Melita's knowledge, Melita and each Subsidiary of Melita has filed all required forms, reports and documents required to be filed with any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita (other than such forms, reports and documents which if not filed would not adversely affect in any significant manner the licenses and regulatory status of Melita or any Subsidiary), each of which complied in all material respects with applicable requirements in effect on the dates of such filings and, to the best of Melita's knowledge, none of which, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         5.25. Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding shares of the Melita Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Melita required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

         5.26. Fairness Opinion. Melita has received the oral opinion of Broadview International, LLC to the effect that the Merger is fair from a financial point of view to Melita's shareholders.

                                    ARTICLE 6

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         6.1. Conduct of the Business of eShare. Except with the prior written consent of Melita or as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time: (i) eShare will conduct its business only in, and eShare will not take any action except in, the ordinary course consistent with past practice, (ii) eShare will not enter into any material transaction other than in the ordinary course of business consistent with past practice and (iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, eShare will preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Effective Time, eShare will not, without the prior written consent of Melita (except to the extent set forth in the eShare Disclosure Schedule):

                  (a) except for (i) 1,670,769 shares of eShare Common Stock reserved for issuance upon exercise of eShare Options outstanding as of the date hereof and (ii) 589,367 shares of eShare Common Stock reserved for issuance upon exercise of eShare Warrants outstanding as of the date hereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of eShare outstanding on the date hereof;

                  (b) except as contemplated in subsection (a) above, directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities or any Option with respect thereto;

                  (c) split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, other than in a manner consistent with prior business practices;

                  (d) (i) increase in any manner the compensation or fringe benefits of any of its directors or officers; (ii) increase in any manner the compensation or fringe benefits of any employee (other than a director or officer) other than merit increases in the ordinary course of business consistent with past practice (including dates of review and of effectiveness of merit increases) that, in the aggregate, do not result in a material increase in benefits or compensation expense to eShare; (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present; (iv) enter into any new or amend any existing employment agreement with any such director, officer or employee; (v) enter into any new or amend any existing severance agreement with any such director, officer or employee; or (vi) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder;

                  (e) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business and not consistent with past practice or not on an arm's length basis, with any Affiliate of eShare;

                  (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of eShare (other than the Merger);

                  (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or
(ii) except in the ordinary course and consistent with past practice, any other assets;

                  (h) adopt or propose any amendments to its Certificate of Incorporation or By-laws, except as contemplated by this Agreement;

                  (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course (but in all cases only in the aggregate at any time outstanding up to $100,000 of additional borrowings after the date hereof), (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice, (y) make any loans, advances or capital contributions to, or investments in, any Person or (z) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

                  (j) make any change in the lines of business in which it participates or is engaged;

                  (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of eShare;

                  (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $300,000 per year which is not cancelable without penalty on 30 days' or less notice; or

                  (m) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority; provided, however, that eShare may increase its policy pricing in the ordinary course of business;

                  (n) other than dispositions of assets which are not, individually or in the aggregate, material to eShare, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (o) take any action that would cause any representations set forth in Article 4 not to be true in all material respects from and after the date hereof until the Effective Time;

                  (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

                  (q) in the event that a claim is made for damage, which damage would have an eShare Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify Melita of the pendency of such a claim;

                  (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of eShare, except to the extent that such breach would not have an eShare Material Adverse Effect;

                  (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such non-compliance would not have an eShare Material Adverse Effect; or

                  (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

         6.2. Conduct of the Business of Melita. Except with the prior consent of eShare or as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time: (i) Melita will, and will cause each of its Subsidiaries to, conduct its business only in, and Melita will not take, and will cause each of its Subsidiaries not to take, any action except in, the ordinary course consistent with past practice, (ii) Melita will not, and Melita will cause each of its Subsidiaries not to, enter into any material transaction other than in the ordinary course of business consistent with past practice and (iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, Melita will, and will cause each of its Subsidiaries to, preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Effective Time, Melita will not and will not permit any of its Subsidiaries to, without the prior written consent of Melita (except to the extent set forth in the Melita Disclosure Schedule):

                  (a) except for 2,883,306 shares of Melita Common Stock reserved for issuance upon exercise of Melita Options outstanding as of the date hereof or issuable pursuant to additional Melita Options which may be granted after the date hereof but prior to the Effective

Time, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of Melita outstanding on the date hereof;

                  (b) except as contemplated in subsection (a) above, directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities or any Option with respect thereto;

                  (c) split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, other than in a manner consistent with prior business practices;

                  (d) except in connection with the execution of the Employment Agreements, (i) increase in any manner the compensation or fringe benefits of any of its directors or officers; (ii) increase in any manner the compensation or fringe benefits of any employee (other than a director or officer) other than merit increases in the ordinary course of business consistent with past practice (including dates of review and effectiveness of merit increases) that, in the aggregate, do not result in a material increase in benefits or compensation expense to Melita and its Subsidiaries taken as a whole; (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present; (iv) enter into any new or amend any existing employment agreement with any such director, officer or employee; (v) enter into any new or amend any existing severance agreement with any such director, officer or employee; or
(vi) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder;

                  (e) except in connection with the execution of the Employment Agreements, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business and not consistent with past practice or not on an arm's length basis, with any Affiliate of Melita or any of its Subsidiaries;

                  (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Melita or any of its Subsidiaries (other than the Merger, and other than such of the foregoing with respect to any subsidiary of Melita as do not change the beneficial ownership interest of Melita in such Subsidiary);

                  (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or
(ii) except in the ordinary course and consistent with past practice, any other assets;

                  (h) adopt or propose any amendments to its Articles of Incorporation or By-laws, except as contemplated by this Agreement, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of Melita;

                  (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course (but in all cases only in the aggregate at any time outstanding up to $100,000 of additional borrowings after the date hereof), (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice, (y) make any loans, advances or capital contributions to, or investments in, any other Person (other than to Melita or any Wholly-Owned Subsidiary of Melita) or (z) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

                  (j) make any change in the lines of business in which it participates or is engaged;

                  (k) except in connection with the execution of the Employment Agreements, enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Melita or its Subsidiaries;

                  (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $300,000 per year which is not cancelable without penalty on 30 days' or less notice; or

                  (m) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority;

                  (n) other than dispositions of assets which are not, individually or in the aggregate, material to Melita and its Subsidiaries taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (o) take any action that would cause any representations set forth in Article 5 not to be true in all material respects from and after the date hereof until the Effective Time;

                  (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

                  (q) in the event that a claim is made for damage, which damage would have a Melita Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify eShare of the pendency of such a claim;

                  (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of Melita or any of its Subsidiaries, except to the extent that such breach would not have a Melita Material Adverse Effect;

                  (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such non-compliance would not have a Melita Material Adverse Effect; or

                  (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

         6.3.     No Solicitation; Transaction Moratorium.

                  (a) eShare shall not, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of it to, directly or indirectly, initiate, solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction by any Person or group (a "Potential Acquiror"); provided, however, that (i) eShare may furnish or cause to be furnished information concerning itself and its businesses, properties or assets to a Potential Acquiror (provided that such information is supplied on terms, including confidentiality terms, substantially similar to those set forth in the existing confidentiality agreement between eShare and Melita), (ii) eShare may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, eShare may take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders and (iv) following receipt of a proposal or offer for an Acquisition Transaction, the Board of Directors of eShare may withdraw or modify its recommendation to eShare 's stockholders contemplated by Section 6.4 and thereby elect to terminate this Agreement pursuant to Section 8.1(a), but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of eShare shall conclude in good faith on the basis of advice from independent counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. eShare will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction, all of which such activities, discussions and negotiations which have occurred since December 31, 1998 are set forth in section 6.3 of the eShare Disclosure Schedule. As used in this Agreement, "Acquisition Transaction" means any merger, consolidation or other business combination involving the relevant party to this Agreement or any of its Significant Subsidiaries or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, such party or any of its Significant Subsidiaries, whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by this Agreement.

                  (b) If at any time eShare or any Representative thereof provides a Significant Response (as defined below) to any inquiry or solicitation by a Potential Acquiror, eShare shall immediately deliver to Melita a written notice advising it of the fact that such Significant Response has been given. As a consequence of the delivery of such notice, all duties and obligations of Melita hereunder shall be suspended during the Transaction Moratorium Period. "Transaction Moratorium Period" means a period beginning on the date of such notice and ending on the date of receipt by Melita of a written notice signed by the Chief Executive Officer of eShare certifying that all discussions and contacts between eShare and its Representatives, on the one hand, and the Potential Acquiror to whom eShare had provided a Significant Response and any Representatives or Affiliates thereof, on the other, have ended and are not expected to resume. In the event that a Transaction Moratorium Period continues for a period in excess of 30 days, Melita may, at any time prior to its receipt of a notice terminating such Transaction Moratorium Period, terminate this Agreement pursuant to Section 8.1(a). If eShare delivers a notice of Significant Response, the Final Termination Date and each of the dates set forth herein as relating to or affecting a date by which Melita is required to perform duties and obligations hereunder shall in each case be extended on a day-for-day basis for each day in any Transaction Moratorium Period. "Significant Response" means any action by eShare or any of its Representatives in response to an inquiry, solicitation or request for documents or other information received by eShare or any of its Representatives from a Potential Acquiror other than participation by eShare in a preliminary discussion or discussions with such Potential Acquiror or any Representative thereof and shall include, without limitation, (i) any action by eShare or any of its Representatives to provide a Potential Acquiror information regarding eShare other than publicly available information, (ii) any execution by eShare and a Potential Acquiror of a confidentiality agreement relating to information about eShare and (iii) any participation by eShare or any of its Representatives in substantive discussions with a Potential Acquiror regarding the terms and conditions of an Acquisition Transaction or regarding a term sheet or similar document relating to an Acquisition Transaction.

         6.4.     Meetings of Shareholders.

                  (a) Subject to the fiduciary duties of eShare's Board of Directors under applicable law as advised in writing by counsel (i) eShare will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "eShare Stockholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "eShare Stockholders' Approval") and (ii) the Board of Directors of eShare shall recommend and declare advisable such approval, and eShare shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Melita agrees to cooperate in all reasonable respects with eShare in eShare's efforts to obtain the eShare Stockholders' Approval.

                  (b) Subject to the fiduciary duties of Melita's Board of Directors under applicable law, as advised in writing by counsel (i) Melita will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "Melita Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "Melita Shareholders' Approval") and (ii) the Board of Directors of Melita shall recommend and declare advisable such approval and Melita shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. eShare agrees to cooperate in all reasonable respects with Melita in Melita's efforts to obtain Melita Shareholders' Approval.

         6.5 Proxy Statement. Melita will, as promptly as practicable, prepare and file with the SEC a proxy statement in connection with the vote of Melita's shareholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Melita's shareholders, is herein called the "Proxy Statement"). Melita will use all reasonable efforts to have, or cause the Proxy Statement to be, cleared for mailing and mailed to its shareholders as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws in connection with the Melita Shareholders' Meeting.

         6.6. Reasonable Efforts. eShare and Melita shall and Melita shall use all reasonable efforts to cause its Subsidiaries to: (i) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto; (ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 7 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (iii) not take any action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

         6.7. Access to Information. Upon reasonable notice, each of eShare and Melita shall (and Melita shall cause its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other party (the "Respective Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records (including without limitation, the work papers of independent accountants) and, during such period, shall (and Melita shall cause each of its Subsidiaries to) furnish promptly to such Respective Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any of the respective representations or warranties made by Melita or eShare. Each of eShare and Melita agrees that it will not, and will cause its Respective Representatives not to, use any information obtained pursuant to this Section
6.7 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party hereto will keep confidential, and will cause its Respective Representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.7 except as otherwise consented to by the other party; provided, however, that neither Melita nor eShare shall be precluded from making any disclosure which it deems required by law in connection with the transactions contemplated by this Agreement. In the event any party is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, each of eShare and Melita will collect and deliver to the other party all documents obtained pursuant to this Section 6.7 or otherwise for such party or its Respective Representatives by it or any of its Respective Representatives then in their possession and any copies thereof. All requests for access to eShare or Melita and their respective Subsidiaries pursuant to this Section 6.7 shall be made through their Respective Representatives named in the Melita Disclosure Schedule or the eShare Disclosure Schedule, as the case may be.

         6.8.     Supplements or Amendments.

                  (a) If at any time prior to the Melita Shareholders' Meeting any event with respect to eShare or any of its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, eShare shall notify Melita thereof by reference to this Section 6.8(a) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Melita and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, eShare or any of its officers or directors becomes aware of any fact or condition which would cause any material statement in the Proxy Statement regarding eShare to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein regarding eShare, in light of the circumstances under which they were made, not misleading, eShare shall promptly notify Melita in writing of such fact or condition.

                  (b) If at any time prior to the Melita Shareholders' Meeting any event with respect to Melita or any of its Subsidiaries or their respective officers or directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Melita shall notify eShare thereof by reference to this Section 6.8(b) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Melita and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, Melita or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition which would cause any material statement regarding Melita in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein regarding Melita, in light of the circumstances under which they were made, not misleading, Melita shall promptly notify eShare in writing of such fact or condition.

         6.9.     Registration and Listing of Share Consideration.

                  (a) Melita will cause to be registered, under the applicable provisions of the Securities Act, the offer and sale of certain portions of the Merger Consideration pursuant to the terms of the Registration Rights Agreement.

                  (b) Melita will use its best efforts to cause the Merger Consideration to be listed on NASDAQ.

         6.10. Affiliates of Melita and eShare. Contemporaneously with the execution and delivery of this Agreement, each Affiliate of eShare or Melita, including for these purposes any Person who may be deemed to be an "affiliate" of eShare or Melita for purposes of Rule 145 under the Securities Act or the Commission's Codification of Financial Reporting Policies, has executed and delivered to Melita a written agreement, in the form attached hereto as Exhibit G, providing, inter alia, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Melita Common Stock issued to such person pursuant to the Merger, except (i) in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder, (ii) until such time as financial results covering at least thirty days of combined operations of eShare and Melita have been published within the meaning of
Section 201.01 of the Commission's Codification of Financial Reporting Policies; provided, however, that each Affiliate shall be permitted to make sales to the extent permitted by applicable accounting rules and regulations promulgated by the Commission. Melita shall be entitled to place legends on any certificates of Melita Common Stock issued to such Affiliates to restrict transfer of such shares as set forth above and to make "stop transfer" notations on the share records of Melita with respect to such shares. Such written agreements shall also bind each such Affiliate to vote all of the Shares and the shares of Melita Common Stock held by or under the voting control of such Affiliate in favor of approval of the Merger at the eShare Shareholders Meeting and the Melita Stockholders Meeting, as appropriate.

         6.12. Consents. eShare and Melita shall use their respective best efforts, without payment of any consideration to the persons or entities from whom or which consents or agreements are required, to obtain at the earliest practicable date, all consents and agreements of third parties necessary for the performance by eShare and Melita of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby except for those consents and agreements which, if not obtained, would not have an eShare Material Adverse Effect or a Melita Material Adverse Effect. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either of eShare or Melita or any of Melita's Subsidiaries without the prior written approval of the other party.

         6.13. Filings and Authorizations. eShare and Melita shall, as promptly as practicable following the execution and delivery of this Agreement, file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Melita and eShare or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general. Each of eShare and Melita will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable,
(i) make, or cause to be made, all such other filings and submissions, as may be required to consummate the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement, (ii) obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained in order to consummate such transfer and such transactions and (iii) take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their respective obligations hereunder.

         6.14. Further Assurances; Notice of Breach; Cure. At any time and from time to time after the Closing, the parties agree to use their best efforts to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment (which documents and instruments must be in form reasonably satisfactory to each party executing the same) and do all such further acts and things as may reasonably be required to carry out the transactions contemplated hereunder. Each party shall promptly notify the other party in writing of any information delivered to or obtained by such party which would prevent the satisfaction of any condition set forth in Article 7 or consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations or warranties of any of the parties to this Agreement. After giving or receiving notice that any representation, warranty or covenant set forth herein has been breached or that any condition set forth in Article 7 cannot be satisfied, the affected party shall have 15 days to cure same or to demonstrate to the other party's reasonable satisfaction that such breach or condition both is curable and will be cured prior to the estimated Effective Time. If such party fails to cure or demonstrate such ability to cure such breach or satisfy such condition, the other party shall have the right to waive the breach or failure of condition unless the nature of such breach or failure of condition renders closing under this Agreement impossible. If such breach or failure of condition is not waived, this Agreement may be terminated in accordance with Section 8.1.

         6.15. Cooperation on Litigation. Melita and eShare agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information (including access to books and records) and assistance as is reasonably necessary for the preparation for or the prosecution or defense of any suit, action, litigation or arbitration or other proceeding or investigation against Melita or eShare, respectively, arising from this Agreement or the transactions contemplated hereby. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance.


                                    ARTICLE 7

                              CONDITIONS TO CLOSING

         7.1. Conditions to Obligations of the Parties. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, unless waived in writing by the party being benefited thereby, to the extent permitted by applicable law.

                  (a) eShare Stockholders' Approval. eShare shall have obtained the eShare Stockholders' Approval from the requisite holders of the Shares in accordance with applicable law and the Certificate of Incorporation and Bylaws of eShare.

                  (b) Melita Shareholders' Approval. Melita shall have obtained the Melita Shareholders' Approval from the requisite holders of shares of the Melita Common Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of Melita.

                  (c) Government Consents. All (i) Authorizations specified in the eShare Disclosure Schedule and the Melita Disclosure Schedule and (ii) other Authorizations required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained in each case without limitation or restriction unacceptable to Melita and eShare in their reasonable judgment, except, in the case of Authorizations referred to in clause (ii) above, where the failure to have obtained such Authorizations could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect or an eShare Material Adverse Effect, as the case may be.

                  (d) No Suits nor Injunctions. There shall be no suits, actions, inquiry, investigations nor proceedings, nor shall there be in effect any Order or injunction of any court or Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to Melita and eShare in their reasonable judgment.

                  (e) Proxy Statement. The Proxy Statement shall have been approved for distribution to Melita's shareholders at the time that it is mailed to Melita shareholders, and no order suspending such approval shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such approval shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance of the Melita Common Stock shall have been received.

                  (f) Tax Opinion. Melita and eShare shall have received the written opinion of Morris, Manning & Martin, L.L.P., in form and substance satisfactory to them, to the effect that the Merger, if consummated according to this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the federal income tax consequences to eShare's shareholders will be consistent with such type of reorganization.

         7.2. Conditions to Obligations of Melita. The obligations of Melita to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or part by Melita to the extent permitted by applicable law:

                  (a) Representations and Warranties True. Each of the representations and warranties made by eShare in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and eShare shall have delivered to Melita a certificate, dated the Closing Date and executed on behalf of eShare by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

                  (b) Performance. eShare shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (c) Compliance Certificate. eShare shall have delivered to Melita a certificate, dated the Closing Date, signed by the Chairman of the Board or Chief Executive Officer of eShare, certifying as to the fulfillment of the precedent conditions specified herein.

                  (d) Opinion of Counsel for eShare. Melita shall have received from Morrison & Foerster L.L.P., or other counsel for eShare satisfactory to Melita, an opinion dated the Closing Date in substantially the form set forth in Exhibit E hereto.

                  (e) Proceedings. All corporate proceedings taken by eShare in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to Melita and Melita's counsel, and Melita and Melita's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (f) Escrow Agreement. eShare shall have executed and delivered to Melita the Escrow Agreement in the form of Exhibit D hereto.

                  (g) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Body), the failure to obtain which could have an eShare Material Adverse Effect, shall have been obtained.

                  (h) Fairness Opinion. Melita shall have received a written opinion of Broadview International LLC, or another investment banking firm, dated the date of the Proxy Statement, to the effect that the financial terms of the Merger are fair from a financial point of view to Melita and its shareholders.

                  (i) Pooling Letter. Melita shall have received from Arthur Andersen LLP, independent certified public accountants, regarding the availability of "pooling of interests" accounting treatment for the Merger.

                  (j) Employment Agreements. Each of James Tito and Bradley Birnbaum shall have executed their respective Employment Agreement in the form of Exhibit B-1 and B-2 hereto, respectively, in each case with such additions, deletions and changes as Melita and eShare have agreed.

         7.3. Conditions to Obligations of eShare. The obligations of eShare to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by eShare to the extent permitted by applicable law.

                  (a) Representations and Warranties True. Each of the representations and warranties made by Melita in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and Melita shall have delivered to eShare a certificate, dated the Closing Date and executed on behalf of Melita by its Chairman of the Board, Chief Executive Officer, or any Executive or Senior Vice President, to such effect.

                  (b) Performance. Melita shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (c) Compliance Certificate. Melita shall have delivered to eShare a certificate, dated the date of the Closing, signed by the Chairman of the Board, President, or any Executive or Senior Vice President of Melita, certifying as to the fulfillment of the precedent conditions specified herein.

                  (d) Opinion of Counsel for Melita. eShare shall have received from Morris, Manning & Martin, LLP, or other counsel for Melita satisfactory to eShare, an opinion dated the Closing Date in substantially the form set forth in Exhibit F hereto.

                  (e) Proceedings. All corporate proceedings taken by Melita in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to eShare and eShare's counsel, and eShare and eShare's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (f) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Body), the failure to obtain which could have a Melita Material Adverse Effect, shall have been obtained.

                  (g) Registration Rights Agreement. Melita shall have executed and delivered to the Stockholders the Registration Rights Agreement in the form of Exhibit C hereto.

                  (h) Listing of Melita Shares on NASDAQ. The shares of the Melita Common Stock required to be issued hereunder shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

                                    ARTICLE 8

                          TERMINATION AND ABANDONMENT;
                     BREAK-UP FEE AND EXPENSE REIMBURSEMENT

         8.1. Termination Rights. This Agreement may be terminated by Melita or eShare at any time after the Final Termination Date unless the Closing has occurred on or prior to such date, unless the failure of such occurrence shall be due to a failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein required to be performed or observed by such party at or before the Closing. This Agreement may be terminated at an earlier time upon the mutual written consent of the parties. In addition, either party may terminate this Agreement prior to the Final Termination Date by delivery of written notice to such effect to the other party
(a) in accordance with termination rights specifically provided elsewhere in this Agreement, (b) in the event that any condition precedent to the closing of the Merger has not been or cannot be satisfied within the time periods (including any grace or cure periods) and in the manner provided herein, and (c) in the event that a party breaches in some material respect a representation, warranty or covenant contained herein and such party fails to cure or demonstrate an ability to cure such breach within the time period provided in
Section 6.14.

         8.2.     Termination Expenses and Liability.

                  (a) General Provision. Except to the extent a party is entitled pursuant to the provisions of subsection (b) below to receive any termination payment, or unless a party commits a breach of any representation, warranty or covenant contained herein, upon a termination of this Agreement by either party, each party shall bear its own costs and expenses and neither party shall have any liability to the other in connection with or following any valid termination of this Agreement. Upon a breach of any representation, warranty or covenant made by a party herein, such party shall have such liability for breach of contract and shall pay such damages as may be determined by a court of law or equity.

         (b) Termination Fee - Melita. In the event that eShare directly or indirectly, through any officer, employee, director, representative, parent, affiliate, broker, advisor or agent (i) seeks, solicits, initiates or encourages the submission of any inquiry, proposal or offer from any corporation, or any lender, partnership, person or other entity or group relating to any acquisition or purchase of the assets of eShare, or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, eShare (each an "Acquisition Proposal"); or (ii) participates or cooperates in or considers or pursues any discussions or negotiations regarding any Acquisition Proposal or furnishes to any person or entity information concerning eShare for any Acquisition Proposal; specifically, except to the extent that the fiduciary duties of the officers and directors of eShare require them to take any of the foregoing actions in response to an unsolicited offer; or (iii) files an Form S-1 registration statement with the Securities and Exchange Commission, eShare shall be obligated to reimburse Melita for all reasonable out-of-pocket costs and expenses incurred in connection with this transaction up to a maximum of $100,000. In addition, in the event that a definitive agreement is executed within nine months of the taking of any such action described in the foregoing sentence, and eShare executes a definitive agreement with a party other than Melita providing for the sale of eShare to such party, eShare shall be obligated to pay to Melita a fee of $3,750,000 upon the closing of such transaction. Should eShare execute such a definitive agreement for the sale of eShare to EIS International, Inc. or Lycos, Inc. within nine months of the taking of any such action described in the foregoing sentence, eShare shall be obligated to pay to Melita a fee of $3,750,000 in addition to the fee in the sentence above upon the closing of such transaction.

                                    ARTICLE 9

                         SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES AND INDEMNIFICATION


         Section 9.1       Survival of Representations and Warranties.

                  (a) All representations and warranties made or undertaken by the parties in this Agreement or the Other Agreements (i) are material, have been relied upon by the other parties hereto, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto, and (ii) shall terminate and expire on the first anniversary of the Closing Date. For purposes of this Agreement, "Claims Period" shall mean the period commencing immediately following the Closing and ending on the first anniversary of the Closing Date.

                  (b) Each of Melita and eShare acknowledges and agrees that no due diligence or other investigation of such party by the other or its representatives will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by such party pursuant to this Agreement or the Other Agreements or the other's right to fully rely upon such representations, warranties, covenants and agreements.

         Section 9.2       Indemnification by eShare.

                  (a) Subject to the other provisions of this Agreement, eShare shall indemnify and hold harmless Melita and, if applicable, its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Melita Indemnified Parties"), from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and expenses) arising out of or relating to:

                           (i)      any breach of the representations,
                                    warranties, covenants or agreements made by eShare in the Agreement which survive Closing pursuant to their terms or Section
                                    9.1 of the Agreement;

                           (ii)     any breach of the representations,
                                    warranties, covenants or agreements made by eShare or any affiliate in any certificate, agreement, exhibit or schedule (the "eShare Ancillary Documents") delivered by eShare pursuant to this Agreement, which representation, warranty, covenant or agreement survives Closing pursuant to their terms or Section 9.1 of this Agreement;

                           (iii) any fraud, willful misconduct, bad faith or intentional breach of any representation, warranty, covenant or agreement made by eShare in any eShare Ancillary Document.

                  The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Melita Indemnified Parties described in this Section 9.2(a) as to which the Melita Indemnified Parties are entitled to indemnification are referred to as "Melita Losses" in this Agreement.

                  (b) No Melita Indemnified Party is entitled to make any claim for indemnification under this Agreement after the Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period eShare has been notified of a claim for indemnity under this Agreement and such claim has not been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity under this Agreement with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms of this Agreement; provided, further, however, that the Melita Indemnified Party and eShare shall be obligated under this Agreement to exercise reasonable efforts to resolve any such claim as quickly as is reasonably practicable.

                  (c)      Indemnification Procedure.

                           (i)      Promptly after receipt by a Melita
                                    Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such Melita Indemnified Party shall notify eShare of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify eShare shall not relieve eShare from liability for such claims except and only to the extent that such failure to notify eShare results in the forfeiture of, or otherwise prejudices the Shareholder's ability to establish, rights and defenses otherwise available to eShare with respect to such claim. eShare shall have the right, upon written notice to the Melita Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Melita Indemnified Party and the payment of the fees and disbursements of such counsel as incurred. If eShare does not elect to assume control of the defense of any such claims, eShare shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that eShare declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Melita Indemnified Party, in either case in a timely manner, then such Melita Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and eShare shall pay the reasonable fees and disbursements of such counsel upon receipt of an invoice; provided, however, that eShare shall not be required to pay the fees and disbursements of more than one counsel for all Melita Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the Melita Indemnified Parties or eShare, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Melita Indemnified Parties or eShare, as the case may be, shall at all times use reasonable efforts to keep eShare or the Melita Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action.

                           (ii) No Melita Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from eShare under this Agreement without the prior written consent of eShare, unless such settlement, compromise or consent includes an unconditional release of eShare and its affiliates from all liability arising out of such claim and does not contain any equitable order, judgment or term which affects, restrains or interferes with the business of eShare or any of its affiliates. eShare shall not, without the prior written consent of Melita, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the Melita Indemnified Parties from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Melita, any of the Melita Indemnified Parties or any of their respective affiliates.

                           (iii) In the event that a Melita Indemnified Party does claim a right to payment pursuant to this Agreement, such Melita Indemnified Party shall send written notice of such claim to eShare. Such notice shall specify the basis for such claim. As promptly as possible after the Melita Indemnified Party has given such notice, such Melita Indemnified Party and eShare shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five business days of the final determination of the merits and amount of such claim, eShare shall deliver to the Melita Indemnified Party an amount of cash in immediately available funds in either case in an amount sufficient to satisfy and discharge in full such claim as so determined.

         Section 9.3       Indemnification by Melita.

                  (a) Subject to the other provisions of this Agreement, Melita shall indemnify and hold harmless eShare and each of their heirs, executors, successors and assigns (collectively, the "eShare Indemnified Parties"), from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                           (i)      any breach of the representations,
                                    warranties, covenants or agreements made by Melita in this Agreement which survives Closing pursuant to its terms or Section 9.1 of this Agreement;

                           (ii)     any breach of the representations,
                                    warranties, covenants or agreements made by Melita in any certificate, agreement, exhibit or schedule (the "Melita Ancillary Documents") delivered by Melita pursuant to this Agreement, which representation, warranty, covenant or agreement survives Closing pursuant to its terms or Section 9.1 of this Agreement;

                           (iii) any fraud, willful misconduct, bad faith or intentional breach of any representation, warranty, covenant or agreement made by Melita in any Melita Ancillary Document.

                  The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of eShare Indemnified Parties described in this Section 9.3(a) as to which eShare Indemnified Parties are entitled to indemnification are referred to as "eShare Losses" in this Agreement.

                  (b) No eShare Indemnified Party is entitled to make any claim for indemnification under this Agreement after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, Melita has been notified of a claim for indemnity under this Agreement and such claim has not been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity under this Agreement with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms of this Agreement; provided, further, however, that eShare Indemnified Party and Melita shall be obligated under this Agreement to exercise reasonable efforts to resolve any such claim as quickly as is reasonably practicable.

                  (c)      Indemnification Procedure.

                           (i)      Promptly after receipt by an eShare
                                    Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such eShare Indemnified Party shall notify Melita of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify Melita does not relieve Melita from liability for such claim except and only to the extent that such failure to notify Melita results in the forfeiture of, or otherwise prejudices Melita's or any of its affiliates ability to establish rights and defenses otherwise available to Melita or any of its affiliates with respect to such claim. Melita will have the right, upon written notice to the eShare Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the eShare Indemnified Party and the payment of the reasonable fees and disbursements of such counsel as incurred. If Melita does not elect to assume control of the defense of any such claims, Melita shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that Melita declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such eShare Indemnified Party, in either case in a timely manner, then such eShare Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and Melita shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that Melita is not required to pay the fees and disbursements of more than one counsel for all eShare Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the eShare Indemnified Parties or Melita, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The eShare Indemnified Parties or Melita, as the case may be, shall at all times use reasonable efforts to keep Melita or the eShare Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

                           (ii) No eShare Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from Melita under this Agreement without the prior written consent of Melita, unless such settlement, compromise or consent includes an unconditional release of Melita and its affiliates from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Melita, or any of its affiliates. Melita shall not, without the prior written consent of each of eShare, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the eShare Indemnified Parties from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any material manner affects, restrains or interferes with the business of eShare, any of the eShare Indemnified Parties or any of their respective affiliates.

                           (iii) In the event that a eShare Indemnified Party does claim a right to payment pursuant to this Agreement, such eShare Indemnified Party shall send written notice of such claim to Melita. Such notice shall specify the basis for such claim. As promptly as possible after such eShare Indemnified Party has given such notice, eShare and Melita shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five business days of the final determination of the merits and amount of such claim, Melita shall deliver an amount of cash in immediately available funds to such eShare Indemnified Party as appropriate to satisfy and discharge such claim as so determined.

         Section 9.4       Liability Limits; Waiver of Consequential Damages.

                  (a) eShare shall only be liable for Melita Losses arising under this Agreement after such Melita Losses exceed, in the aggregate, $250,000 (the "eShare Basket Amount"), but shall be responsible for all Melita Losses when the eShare Basket Amount is exceeded.

                  (b) Melita shall only be liable for eShare Losses arising under this Agreement only after such eShare Losses exceed, in the aggregate, $250,000 (the "Melita Basket Amount"), but shall be responsible for all eShare Losses when the Melita Basket Amount is exceeded.

                  (c) eShare's indemnification obligations under this Agreement shall not exceed in the aggregate an amount equal to the Merger Consideration (the "eShare Cap Amount").

                  (d) Melita's indemnification obligations under this Agreement shall not exceed in the aggregate an amount equal to the Merger Consideration (the "Melita Cap Amount").

                  (e) Once Melita Losses exceed the eShare Basket Amount or eShare Losses exceed the Melita Basket Amount, as the case may be, a breach for which a party is entitled to seek indemnification hereunder shall be deemed to occur upon the initial Melita Loss or series of related Melita Losses or eShare Loss or series of related eShare Losses.

                  (f) Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1. Expenses. Except as otherwise provided in Section 8.2 and in this Section, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred connection with this Agreement and the transactions contemplated hereby. eShare shall pay all legal, accounting and investment banking fees incurred by eShare in connection with this proposed transaction and all legal and accounting expenses related to the proposed initial public offering of eShare prior to the execution of this Agreement.

         10.2. Non-Solicitation. Melita and eShare agree that, without the other's prior written consent, each will not, for a period of one year from the date of this Agreement, directly or indirectly, (i) solicit the employment of any key employee, officer or senior manager of the other party or (ii) hire any key employee, officer or senior manager employed by the other party or any former key employee, officer or senior manager whose employment with the other party has ceased within 90 days of such solicitation or hire, provided that this sentence shall not prohibit advertisements, solicitations, position listings or notices of employment opportunities that are published or made available to members of the public or hiring of personnel responding thereto.

         10.3. Public Disclosure. Except as may be required to comply with the requirements of applicable law, or otherwise to comply with the terms and conditions of this Agreement, in which case prior notice thereof shall, to the extent practicable, be given to the other party hereto, and reasonable efforts to obtain such party approval shall be made, the parties hereto agree that no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement without the prior approval of the other party.

         10.4. Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia (without regard to principles of conflicts of law) applicable to agreements made and to be entirely performed within such state. eShare and Melita irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement, or the transactions contemplated hereby, shall be brought in the United States District Court for the Northern District of Georgia. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires signed receipt, postage prepaid, mailed to such party as herein provided.

         10.5. Notices. Any notices or other communications required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or addressed

                  (a)   if to Melita to:

                        Melita International Corporation
                        5051 Peachtree Corners Circle
                        Norcross, Georgia 30092-2500
                        Attn: Chairman of the Board and Chief Executive Officer
                        Tel: 770-239-4000
                        Fax: 770-239-4511
                        with a copy to:

                        Morris, Manning & Martin, L.L.P.
                        1600 Atlanta Financial Center
                        3343 Peachtree Road, N.E.
                        Atlanta, Georgia 30326
                        Attn: John F. "Sandy" Smith, Esq.
                        Tel: 404-504-7651
                        Fax: 404-365-9532


                  (b)   if to eShare to:

                        eShare Technologies, Inc.
                        51 Mall Drive
                        Commack, NY 11725
                        Attn: Chairman of the Board and Chief Executive Officer
                        Phone: (516) 864-4700
                        Fax: (516) 864-0833

                        with a copy to:

                        Morrison & Foerster LLP
                        1290 Avenue of the Americas
                        New York, NY 10104-0050
                        Attn:  Michael J. W. Rennock, Esq.
                        Phone: (212) 468-8000
                        Fax: (212) 468-7900

                        and:

                        Morrison & Foerster LLP
                        1290 Avenue of the Americas
                        New York, NY 10104-0050
                        Attn:  Mark L. Mandel, Esq.
                        Phone: (212) 468-8000
                        Fax: (212) 468-7900

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

         10.6. Headings; Singular/Plural. Article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular.

         10.7. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         10.8. Assignment. This Agreement may not be assigned by a party hereto without the prior written consent of the other hereto. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

         10.9. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

         10.10. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, at any time, but only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         10.11. No Third Party Beneficiaries. Except as provided in Section 6.9, nothing in this Agreement shall convey any rights or remedies upon any person or entity that is not a party to this Agreement or a permitted assignee of a party to this Agreement.

         10.12. Entire Agreement. This Agreement and the Exhibits and the Disclosure Schedules hereto and any collateral agreements executed in connection with the consummation of the transactions contemplated herein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior written or oral understandings, agreements or undertakings with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                              MELITA INTERNATIONAL CORPORATION
Attest:


By:      /s/ Anna M. Phillips                 By:   /s/ Aleksander Szlam
   ------------------------------------          -------------------------------
         Anna M. Phillips                           Aleksander Szlam
                                                    Chairman of the Board and
                                                      Chief Executive Officer


                                              MICA CORPORATION I
Attest:


By:      /s/ Anna M. Phillips                 By:   /s/ Aleksander Szlam
   ------------------------------------          -------------------------------
         Anna M. Phillips                           Aleksander Szlam
                                                    Chairman of the Board and
                                                      Chief Executive Officer

                                              ESHARE TECHNOLOGIES, INC.
Attest:


By:      /s/ Gregory Riedel                   By:   /s/ James P. Tito
   ------------------------------------          -------------------------------
         Gregory Riedel                             James P. Tito
         Chief Financial Officer                    Chairman of the Board and
                                                      Chief Executive Officer